Exhibit (b)(1)

Execution Version

FACILITY AGREEMENT

DOUBLEUGAMES CO., LTD.

-Borrower-

THE BANKS AND FINANCIAL INSTITUTIONS IN SCHEDULE I

-Lenders-

KOREA INVESTMENT & SECURITIES CO., LTD.

-Mandated Lead Arranger-

KOREA INVESTMENT & SECURITIES CO., LTD.

-Facility Agent-

KOREA INVESTMENT & SECURITIES CO., LTD.

-Security Agent-

November 9, 2026

relating to

Bridge Loan Facility of up to KRW 300,000,000,000

TABLE OF CONTENTS

SECTION 1. INTERPRETATION		1

1.1	Definitions	1
1.2	Construction	16
1.3	Successors and Assigns	17
1.4	Default and Event of Default	18

SECTION 2. THE FACILITY		18

2.1	Facility	18
2.2	Purpose	18
2.3	Finance Parties’ Several Liability	18

SECTION 3. DRAWDOWN		18

3.1	Availability of Drawdown	18
3.2	Conditions Precedent to the Drawdown	19
3.3	Notice of Drawdown Irrevocable	19
3.4	Lenders’ Participations	20
3.5	Cancellation	20

SECTION 4. INTEREST AND YIELD TO MATURITY		20

4.1	Interest	20
4.2	Interest Period	20
4.3	Interest Rate and Calculation	20

SECTION 5. REPAYMENT AND PREPAYMENT		21

5.1	Repayment of Loan	21
5.2	Voluntary Prepayment	21
5.3	Mandatory Prepayment	22
5.4	Provisions Applicable to Prepayments	23
5.5	Payment of Additional Amounts	23

SECTION 6. FEES AND EXPENSES		23

6.1	Fees	23
6.2	No Refund	23
6.3	Expenses	24
6.4	Enforcement Costs	24
6.5	Documentary Taxes	25

SECTION 7. PAYMENTS		25

7.1	Drawdown	25
7.2	Payments by the Borrower	25
7.3	Allocation of Receipts	26
7.4	Refunds	26
7.5	Business Days	26
7.6	Evidence of Debt	27
7.7	Certificate as Prima Facie Evidence	27
7.8	Pro Rata Treatment	27

SECTION 8. MARKET DISRUPTION AND ALTERNATIVE INTEREST RATE		28

8.1	Market Disruption	28
8.2	Substitute Interest Rate	28
8.3	Alternative Rate	28
8.4	Prepayment	28

SECTION 9. CHANGE OF LAW OR CIRCUMSTANCES		29

9.1	Unlawfulness	29
9.2	Increased Cost	29
9.3	Mitigation by the Lender	30

SECTION 10. TAXES AND OTHER DEDUCTIONS		31

10.1	Payments to be Free and Clear	31
10.2	Tax Gross-up	31
10.3	Tax Indemnity	31
10.4	Tax Credits	31
10.5	FATCA Information	32
10.6	FATCA Deduction	33

SECTION 11. REPRESENTATIONS AND WARRANTIES		33

11.1	Status	33
11.2	Binding obligations	33
11.3	Non-conflict with other obligations	34
11.4	Power and authority	34
11.5	Validity and admissibility in evidence	34
11.6	Governing law and enforcement	34
11.7	No default	34
11.8	No misleading information	35
11.9	Financial statements	35
11.10	Acquisition Documents	35
11.11	No proceedings pending or threatened	36
11.12	Legal owner	36
11.13	Compliance with Law	36
11.14	Shares	36
11.15	No Insolvency Actions	36
11.16	Pari Passu Ranking	36
11.17	Security and Priority of Claims	37
11.18	Taxes	37
11.19	No Filing or stamp taxes	37
11.20	Authorized Signatures	37
11.21	Security and Financial Indebtedness	37

SECTION 12. INFORMATION UNDERTAKINGS		38

12.1	Financial statements	38
12.2	Requirements as to financial statements	39
12.3	Information: miscellaneous	39
12.4	Access to books and records	39
12.5	Notification of default	40
12.6	“Know-Your-Customer” Check	40

SECTION 13. FINANCIAL COVENANTS		40

13.1	Definitions	40
13.2	LTV Ratio	41

SECTION 14. GENERAL UNDERTAKINGS		42

14.1	Authorizations	42
14.2	Compliance with Applicable Law	43
14.3	Restriction on Fundamental Changes	43
14.4	Change of Business	43
14.5	Preservation of assets	43
14.6	Acquisition Documents	43
14.7	Negative pledge	43
14.8	Disposals	44
14.9	Arm’s length basis	44
14.10	Financial Indebtedness	44
14.11	Amendment of Constitutional Documents	44
14.12	Taxes	44
14.13	Accounts	44
14.14	Application of proceeds	46
14.15	Year-end	46
14.16	Priority of Security	46
14.17	Conditions Subsequent	46
14.18	Further Assurances	46
14.19	Material Agreements	46
14.20	Subordinated Debt	47
14.21	Intellectual Property	47
14.22	Consolidated Net Cash	47
14.23	Acquisition and Conversion of Shares (US)	48

SECTION 15. EVENTS OF DEFAULT		48

15.1	Events of Default	48
15.2	Rights and Remedies	52

SECTION 16. DEFAULT INTEREST		53

16.1	Non-Payment	53

SECTION 17. INDEMNITIES		53

17.1	Indemnity	53
17.2	Pro Rata Sharing	54

SECTION 18. LENDERS, MANDATED LEAD ARRANGER AND THE AGENTS		55
18.1	Appointment	55
18.2	Scope of Duties	55
18.3	Specific Duties and Obligations of the Facility Agent	55
18.4	Rights and Powers	56
18.5	No Liability to the Lenders	56
18.6	No Liability to the Borrower	57
18.7	Liability and Indemnity	57
18.8	Acknowledgement by Lenders	57
18.9	Certifications by the Facility Agent	58
18.10	Resignation of the Facility Agent	58
18.11	Facility Agent as Lender	58
18.12	Mandated Lead Arranger	58
18.13	Knowledge of Facility Agent	58
18.14	Security Agent	59

SECTION 19. ASSIGNMENT AND LENDING OFFICES		59

19.1	Binding Agreement	59
19.2	No Assignments and Transfers by the Borrower	59
19.3	Assignment or Transfer by the Lenders	59
19.4	Disclosure	62
19.5	Lending Offices	62

SECTION 20. GOVERNING LAW AND JURISDICTION		62

20.1	Governing Law	62
20.2	Jurisdiction	62

SECTION 21. NOTICES		62

21.1	Delivery	62
21.2	Deemed Delivery	63
21.3	Facility Agent	63

SECTION 22. AMENDMENTS AND WAIVERS		63

22.1	Required consents	63
22.2	Exceptions	63

SECTION 23. MISCELLANEOUS		65

23.1	Term	65
23.2	Entire Agreement	65
23.3	Replacement of Lenders	65
23.4	Waiver; Cumulative Rights	67
23.5	Severability	67
23.6	Set-Off	67
23.7	Counterparts	67
23.8	Advisory Services on Corporate Acquisitions or Mergers	67

SCHEDULES

Schedule I	Original Lenders and Commitments
Schedule II	Conditions Precedent
Schedule III	Conditions Subsequent
Schedule IV	Notification Addresses

EXHIBITS

Exhibit A	Form of Notice of Drawdown
Exhibit B	Form of Transfer Agreement
Exhibit C	Form of Undertaking Letter
Exhibit D	Form of Compliance Certificate

Stamp Tax

FACILITY AGREEMENT

THIS FACILITY AGREEMENT (this “Agreement”) is dated November 9, 2026 and entered into by and among:

(1)	DOUBLEUGAMES CO., LTD., a company incorporated under the laws of Korea having its registered office at 16F, GFC, 152, Teheran-ro, Gangnam-gu, Seoul, Republic of Korea (06236) (the “Borrower”);

(2)

THE BANKS AND FINANCIAL INSTITUTIONS named in Schedule I (Original Lenders and Commitments) as original lenders (collectively referred to as the “Original Lenders” and individually referred to as an “Original Lender”);

(3)	KOREA INVESTMENT & SECURITIES CO., LTD. as mandated lead arranger (the “Mandated Lead Arranger”);

(4)	KOREA INVESTMENT & SECURITIES CO., LTD. as facility agent (the “Facility Agent”); and

(5)	KOREA INVESTMENT & SECURITIES CO., LTD. as security agent (the “Security Agent” and together with the Facility Agent, the “Agents”).

THE PARTIES AGREE as follows:

SECTION 1. INTERPRETATION

1.1 Definitions

In this Agreement, unless the context requires otherwise:

“Account Bank” means Security Agent or such other bank or financial institution in Korea agreed between the Borrower and the Facility Agent.

“Account Kun-Pledge Agreement (Deposit)” means the account kun-pledge agreement to be entered into by and among the Borrower, the Lenders and the Security Agent in respect of the Cash Deposit Account.

“Account Kun-Pledge Agreement (Repayment)” means the account kun-pledge agreement to be entered into by and among the Borrower, the Lenders and the Security Agent in respect of the Repayment Account.

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“Accounting Principles” means, in relation to a Person, the generally accepted accounting principles in the jurisdiction of incorporation of such Person in effect on the date such principles are employed.

“Acquisition” means any acquisition by the Borrower of ADRs or ADSs from the minority shareholders of the Company, including by means of tender offers, the placement of standing offers, and cash-out share exchange transaction, in each case pursuant to which minority shareholders receive cash consideration in exchange for their ADRs or ADSs.

“Acquisition Documents” means the agreements, arrangements, filings and other documents to be entered into or made by the Borrower in relation to the Acquisition.

“Acquisition Consideration” means the total purchase price of the Acquisition Shares payable by the Borrower.

“Acquisition Costs” means all Acquisition related transaction costs (including without limitation, any taxes and any financing costs incurred in connection with the Acquisition) incurred by the Borrower.

“Acquisition Shares” means the ADRs or ADSs actually acquired and held by the Borrower pursuant to the Acquisition.

“ADRs” means American Depositary Receipts evidencing the ADSs.

“ADSs” means American Depositary Shares, each representing 1/20 common share(s) of the Company.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to (i) vote 50% or more of the securities having ordinary voting power for the election of directors of such other Person or (ii) direct or cause the direction of the management or policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Law” means any constitutional provision, law, statute, rule, regulation, ordinance, treaty, approval or similar requirement of any Governmental Authority along with any interpretation thereof having the force of law by any Governmental Authority, including any amendments, supplements, replacements or other modifications thereto.

“Authorizations” means an authorization, consent, approval, resolution, license, exemption, filing, notarization, lodgment or registration in each case, required by law.

“Assignee” has the meaning given to it in Section 19.3 (Assignment or Transfer by the Lenders).

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“Assignor” has the meaning given to it in Section 19.3 (Assignment or Transfer by the Lenders).

“Availability Period” means the period commencing on the Signing Date and ending on the earlier of:

(1)	the date falling six (6) months after the Signing Date; and

(2)	the date on which the Facility is fully drawn, cancelled or terminated under the provisions of this Agreement.

“Bankruptcy Law” means:

(1)	in relation to a Person incorporated or organized under the laws of Korea, the Debtor Rehabilitation and Bankruptcy Act of Korea; and

(2)	in all other cases, any domestic or foreign law relating to bankruptcy, judicial management, moratorium, insolvency, reorganization, administration or relief of debtors in effect in any jurisdiction.

“Base Rate” means the arithmetic mean (rounded off to two (2) decimal points) of the average of the mark-to-market base yields of five (5) private bonds rating companies (chaekwon-shiga-pyungga-gijun-sooikryul-pyunggasa-pyunggyun in Korean) for KRW-denominated non-guaranteed bank bond (with a credit rating of “AAA”) with a remaining maturity of nine (9) months as published by the Korea Financial Investment Association (or any successor of such association) on its website (http://www.kofiabond.or.kr) during the three (3) consecutive Seoul Business Days ending on the Interest Determination Date.

“Basel II” means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the Signing Date (but excluding any amendment arising out of Basel III) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

“Basel III” means:

(1)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

Facility Agreement

(2)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011 as amended, supplemented or restated; and

(3)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“Business Day” means any day that is not a Saturday, a Sunday or any other day on which commercial banks in Seoul and New York are authorized or required by law to remain closed.

“Capital Lease” means, in relation to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in accordance with the Accounting Principles applicable to it, is, or is required to be, accounted for as a capital lease or finance lease on the balance sheet of that Person.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)

any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Deposit Account” means each interest bearing account:

(1)	held in KRW and/or in USD by the Borrower with the Account Bank;

(2)	identified by the Borrower and the Facility Agent in writing (including in the Account Kun-Pledge Agreement (Deposit)) as a Cash Deposit Account,

(3)	subject to Security in favour of the Finance Parties to secure the Secured Obligations in accordance with the Account Kun-Pledge Agreement (Deposit); and

(4)

from which no withdrawals may be made by the Borrower except as contemplated by this Agreement or the Account Kun-Pledge Agreement (Deposit), as the same may be re-designated, substituted or replaced from time to time.

Facility Agreement

“Change of Control” means:

(1)	the Borrower ceasing to own directly or indirectly more than 67.05% of the voting power of all outstanding voting Capital Stock of the Company; or

(2)	the Borrower ceasing to be the largest shareholder of the Company.

“Certain Funds Period” means the period from the Signing Date to the end of the Availability Period.

“Commitment” means:

(1)	for an Original Lender, the principal amount described as such set opposite its name in Schedule I (Original Lenders and Commitments) and the amount of any other Commitment it acquires; and

(2)	for any other Lender, the amount of any Commitment it acquires,

to the extent not cancelled, reduced or assigned under this Agreement.

“Company” means DoubleDown Interactive Co., Ltd., a company incorporated and existing under the laws of Korea with its registered office at 13F, GFC, 152, Teheran-ro, Gangnam-gu, Seoul, Republic of Korea (06236).

“Compliance Certificate” means a certificate substantially in the form set out in Exhibit D (Form of Compliance Certificate).

“Corresponding Date” means (i) the date in every third (3rd) calendar month following the Drawdown Date that corresponds numerically to the Drawdown Date or (ii) (if there is no such numerically corresponding day in such month) the last day of such month.

“DDI-US” means DoubleDown Interactive LLC, a limited liability company organized and existing under the laws of the State of Nevada with its principal office at 6671 S. Las Vegas Blvd., Building D, Suite 210, Las Vegas, Nevada 89119.

“Debt Issuance” means any Financial Indebtedness of the Borrower (other than the Financial Indebtedness falling in paragraphs (1), (2), (4) and (5) of the definition of “Permitted Financial Indebtedness” in relation to the Borrower).

“Default” means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under this Agreement or any combination of the foregoing) be an Event of Default.

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“Default Interest Rate” means, in relation to any Unpaid Sum, 3.00% per annum plus the applicable Interest Rate.

“Defaulting Lender” means any Lender:

(1)

which has failed to make its participation in the Loan available or has notified the Facility Agent or the Borrower (which has notified the Facility Agent) that it will not make its participation in the Loan available by the Drawdown Date in accordance with Section 3.4 (Lenders’ Participations);

(2)	which has otherwise rescinded or repudiated a Financing Document; or

(3)	with respect to which any Event of Default described in Section 15.1(5) (Insolvency) or Section 15.1(6) (Insolvency Proceedings) has occurred and is continuing,

unless, in the case of paragraph (1) above,

(a)	its failure to pay is caused by administrative or technical error or a Disruption Event and payment is made within three (3) Seoul Business Days of its due date; or

(b)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Disposal” means a sale, transfer or other disposal (of its title or ownership) by a Person of any asset or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disruption Event” means either or both of:

(1)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Financing Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; and

(2)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(a)	from performing its payment obligations under the Financing Documents; or

(b)	from communicating with other Parties in accordance with the terms of the Financing Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

Facility Agreement

“Distribution” means, in respect of a Person:

(1)

paying, repaying or prepaying any principal, interest or other amount on or in respect of, or redeeming, purchasing or defeasing, any Financial Indebtedness, owed actually or contingently to any of its shareholders or to any Affiliate;

(2)	declaring, paying or making any dividend or other payment or distribution of any kind on or in respect of any class of its shares; or

(3)	reducing, returning, purchasing, repaying, cancelling or redeeming any of its Capital Stock.

“Drawdown” means a drawdown under the Facility pursuant to Section 3 (Drawdown).

“Drawdown Date” means the date of a Drawdown, being the date on which the Loan is to be made.

“Existing Shares” means 1,661,191 common shares of the Company owned by the Borrower as of the Signing Date, representing approximately 67.05% of the total issued and outstanding shares in the Company as of the Signing Date.

“Event of Default” means any event or circumstance specified as such in Section 15.1 (Events of Default).

“Facility” means the KRW bridge loan facility made available under this Agreement as described in Section 2.1.

“FATCA” means:

(1)

sections 1471 to 1474 of the US Internal Revenue Code of 1986, as of the Signing Date (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future associated regulations and other official guidance;

(2)

any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (1) above; or

(3)

any agreement pursuant to the implementation of paragraph (1) or (2) above with the United States Internal Revenue Service, the government of the United States or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under a Financing Document required by FATCA.

Facility Agreement

“FATCA Exempt Party” means any Party entitled to receive payments free from any FATCA Deduction.

“Fee Letters” means each of the letters setting out the terms and conditions for payment of certain fees and expenses to be paid by the Borrower to the Mandated Lead Arranger and the Secured Parties in connection with the Financing Documents.

“Financial Indebtedness” means any indebtedness for or in respect of:

(1)	moneys borrowed;

(2)	any amount raised by acceptance under any acceptance credit facility or dematerialized equivalent;

(3)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(4)	the amount of any liability under any Capital Lease;

(5)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(6)

any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing (other than any deferral in connection with the provision of trade credit in the ordinary course of business);

(7)	any amount raised under any other transaction required to be reflected on the balance sheet as a borrowing in accordance with the Accounting Principles;

(8)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(9)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(10)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (1) to (9) above,

provided that “Financial Indebtedness” shall not include any indebtedness arising under, or in connection with, any price return swap (or other equivalent derivative) transaction to the extent that such transaction does not affect, encumber, or otherwise impair any Transaction Security.

“Finance Party” means an Agent, the Mandated Lead Arranger or a Lender.

Facility Agreement

“Financing Documents” means:

(1)	this Agreement;

(2)	the Security Documents;

(3)	the Fee Letters; and

(4)	such other documents as the Borrower and the Facility Agent may agree from time to time in writing to treat as a Financing Document.

“Governmental Authority” means any nation, state, sovereign, or government including any federal, regional, state, local or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Group” means the Borrower and the Company (each, a “Group Member”).

“Increased Cost” has the meaning given to it in Section 9.2 (Increased Cost).

“Indemnitee” has the meaning given to it in Section 17.1 (Indemnity).

“Interest Determination Date” means the date falling three (3) Seoul Business Day(s) prior to the Drawdown Date.

“Interest Payment Date” means, in relation to an Interest Period for the Loan, the last day of that Interest Period.

“Interest Period” means, in relation to the Loan, an interest period ascertained in accordance with Section 4.2 (Interest Period).

“Interest Rate” means, in relation to the Loan, the interest rate determined pursuant to Section 4.3 (Interest Rate and Calculation).

“Investment” means, as to any Person:

(1)

the acquisition (whether for cash, property, services or securities or otherwise) of Capital Stock, equity interests or equity-linked instruments of any other Person (or any agreement to make any such acquisition, including any joint venture agreement); and

(2)	the acquisition of a business or all or any material portion of the assets (which may be treated as acquisition of a business) of any other Person.

“Korea” means the Republic of Korea, and “Korean” shall be construed accordingly.

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“Korean Won,” “KRW” and “Won” each means the lawful currency of Korea.

“Legal Reservations” means (i) the limitation on enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, moratoria, administration and other laws generally affecting the rights of creditors and similar principles, rights, defences and limitations under the laws of any applicable jurisdiction; (ii) the general principle of good morals and other social order (known as “public policy”) and the general principle of good faith and fairness provided for in the Civil Code of Korea; and (iii) any other general principles, reservations or qualifications, in each case as to matters of law, as set forth in any legal opinion delivered to the Finance Parties in connection with the Financing Documents.

“Lender” means:

(1)	an Original Lender; or

(2)	a Person that becomes a Lender after the date of this Agreement.

“Loan” means a loan made or to be made under the Facility or, where the context so requires, the principal amount outstanding for the time being of that loan.

“Majority Lenders” means:

(1)	from (and including) the Signing Date to (and excluding) the Drawdown Date, the Lenders having at least 66 2⁄3% of the Total Commitments; or

(2)	from (and including) the Drawdown Date, the Lenders having at least 66 2⁄3% of the Loan then outstanding.

“Margin” means 2.40% per annum.

“Market Disruption” means, in relation to the Loan:

(1)

at or about 4:00 p.m. on the Interest Determination Date, the Base Rate is not available at any relevant times and in the Facility Agent’s opinion, adequate and reasonable means do not exist for ascertaining such rate for the Loan; or

(2)

at any time prior to the Maturity Date, by reason of circumstances affecting Korea interbank market generally, the Facility Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed 50.0% of the Loan) that, as a result of adverse circumstances affecting market conditions generally (and not affecting a particular Lender only), the cost to such Lender or Lenders of its participation in the Loan would be in excess of the Base Rate.

“Material Adverse Effect” means a material adverse effect on:

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(1)	the business, operations, property or financial condition of the Group taken as a whole;

(2)	the ability of the Borrower to perform its payment obligations under the Financing Documents;

(3)

subject to the Legal Reservations and the Perfection Requirements, the validity or enforceability of any material terms of any Financing Document and any Transaction Security granted to the Secured Parties under the Security Documents; or

(4)	the domestic or international financial, banking, capital or currency markets.

“Major Default” means an Event of Default under Section 15.1(1) (Non-payment), 15.1(5) (Insolvency), 15.1(6) (Insolvency Proceedings) or 15.1(8) (Repudiation) in each case in relation to the Borrower.

“Major Representation” means each of the representations and warranties set out in Sections 11.1, 11.2, 11.3, 11.4, 11.12, 11.14 and 11.15, and “Major Representations” means all of them collectively.

“Maturity Date” means the date falling nine (9) months after the Drawdown Date.

“Net Proceeds” means the cash proceeds received or recovered by the Borrower from any Disposal, any Distribution, or any other form of equity investment in relation to any Capital Stock, after deducting, without duplication:

(1)	fees, costs and out-of-pocket expenses incurred by the Borrower with respect to such event (including reasonable legal, accounting, investment banking fees and brokerage and sales commissions); and

(2)	the amount of any tax incurred, required to be paid or reserved (in each case, as reasonably determined by the Borrower) in connection with such event;

“Non-Consenting Lender” means any Lender who does not and continues not to consent or agree to a waiver or amendment which:

(1)

the Borrower or the Facility Agent (at the request of the Borrower) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Financing Documents;

(2)	the consent, waiver or amendment in question requires the approval of all the Lenders; and

(3)	the Majority Lenders have consented or agreed to such waiver or amendment.

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“Notice of Drawdown” means a notice of Drawdown substantially in the form of Exhibit A (Form of Notice of Drawdown).

“Party” means a party to this Agreement.

“Perfection Requirements” means any and all registrations, filings, notarizations, notices, payment of stamp, registration, notarial or other similar taxes or fees and other actions and steps required to be made in any jurisdiction in order to perfect Transaction Security or in order to achieve the relevant priority for such Transaction Security.

“Permitted Disposal” means:

(1)

any Disposal of any Capital Stock of the Company subject to the Transaction Security; provided that (i) the Net Proceeds of such Disposal (together with the credit balance of the Repayment Account) are sufficient to discharge all of the Secured Obligations in full, (ii) a prior written notice of such Disposal shall have been provided to the Facility Agent, (iii) the Net Proceeds of such Disposal are paid into the Repayment Account, either directly or through the Share Custody Account; and (iv) the Net Proceeds of such Disposal are applied for mandatory prepayment pursuant to Section 5.3(1) of Section 5.3 (Mandatory Prepayment); and

(2)	other Disposal made with the prior written consent of the Facility Agent (acting on the instruction of the Majority Lenders).

“Permitted Financial Indebtedness” means, in relation to the Borrower:

(1)	Financial Indebtedness arising under the Financing Documents;

(2)	any Shareholder Loan, for which the creditor of such Shareholder Loan has completed and submitted the Undertaking Letter required in accordance with this Agreement;

(3)

any Financial Indebtedness made to the Borrower by any other person (other than Shareholder Loan); provided that in each case, such Financial Indebtedness has been subordinated to the Facility on terms of the Undertaking Letter or otherwise reasonably satisfactory to the Facility Agent on substantially the same terms and conditions as in the Undertaking Letter;

(4)

any Financial Indebtedness arising from refinancing or renewal in full of all Financial Indebtedness under the Financing Documents (including any accrued interest, fees, costs and expenses in connection with such refinancing), provided that such Financial Indebtedness is incurred solely for the purpose of refinancing or renewing the Secured Obligations, and that the entire proceeds thereof are immediately applied to effect such refinancing or renewal in full upon receipt;

Facility Agreement

(5)	any Financial Indebtedness incurred in the ordinary course of business; and

(6)	other Financial Indebtedness as permitted by written consent of the Facility Agent (acting on the instruction of the Majority Lenders).

“Permitted Restructuring” means any conversion of any ADRs or ADSs of the Company into common shares, provided that such common shares shall be pledged as Transaction Security by way of a supplemental agreement to the Share Kun-Pledge Agreement, in accordance with the terms thereof.

“Person” means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise, or any Governmental Authority.

“Pro Rata Share” means, in relation to any Lender:

(1)	prior to the Drawdown Date, the proportion of such Lender’s respective Commitment to the Total Commitments; and

(2)	at any time thereafter, the proportion of such Lender’s participation in the Loan to the aggregate outstanding principal amount of the Loan.

“Relevant Jurisdiction” means:

(1)	the jurisdiction of incorporation of each Group Member; and

(2)	the jurisdiction where any asset subject to or intended to be subject to the Transaction Security is situated.

“Repayment Account” means each interest bearing account:

(1)	held in KRW by the Borrower with the Account Bank;

(2)	identified by the Borrower and the Facility Agent in writing (including in the Account Kun-Pledge Agreement (Repayment)) as a Repayment Account,

(3)	subject to Security in favour of the Finance Parties to secure the Secured Obligations in accordance with the Account Kun-Pledge Agreement (Repayment); and

(4)	from which no withdrawals may be made by the Borrower except as contemplated by this Agreement or the Account Kun-Pledge Agreement (Repayment),

as the same may be re-designated, substituted or replaced from time to time.

Facility Agreement

“Repeating Representations” means the representations and warranties listed in Sections 11.1 (Status) to Section 11.7 (No default)), Section 11.9 (Financial statements), Section 11.11 (No proceedings pending or threatened), Section 11.12 (Legal owner) and Section 11.16 (Pari Passu Ranking).

“Secured Obligations” means all obligations, liabilities and indebtedness of every type and nature of the Borrower from time to time owing to the Secured Parties under the Financing Documents.

“Secured Parties” means the Agents and the Lenders under the Facility.

“Security” means any mortgage, charge (whether fixed or floating), pledge, security assignment ( (yangdo-dambo) in Korean), hypothecation, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any contractual right of set-off and any financing lease or other arrangement having substantially the same effect as any of the foregoing, in each case for the purpose of securing any obligations of any Person.

“Security Documents” means:

(1)	the Account Kun-Pledge Agreement (Deposit);

(2)	the Account Kun-Pledge Agreement (Repayment);

(3)	the Share Kun-Pledge Agreement;

(4)	the Share Custody Account Kun-Pledge Agreement;

(5)	any other document entered into by the Borrower creating or expressed to create any Security over all or any part of its assets in respect of any of the Secured Obligations; and

(6)	such other documents as the Borrower and the Facility Agent may agree from time to time in writing to treat as a Security Document.

“Seoul Business Day” means any day that is not a Saturday, a Sunday or any other day on which commercial banks in Seoul are authorized or required by law to remain closed.

“Share Custody Account” means the share custody account established in the name of the Borrower with the Security Agent or such other securities company in Korea as designated by the Security Agent from time to time, as the custodian, to which the Shares held by the Borrower from time to time shall be deposited or credited.

“Share Custody Account Kun-Pledge Agreement” means the share custody account kun-pledge agreement to be entered into by and among, inter alios, the Borrower, the Lenders and the Security Agent in respect of the Share Custody Account.

Facility Agreement

“Shares” means Shares (KR) and Shares (US).

“Shares (KR)” means:

(1)	the Existing Shares;

(2)	any additional common shares of the Company acquired by the Borrower from time to time after the Signing Date; and

(3)

any and all common shares, or other securities issued or received in substitution, exchange, or conversion of, or otherwise representing, any of the shares described in clauses (1) and (2) above (including, without limitation, any common shares of the Company received upon the surrender or cancellation of any ADSs or ADRs).

“Shares (US)” means:

(1)	the Acquisition Shares; and

(2)

any and all depositary shares (including ADSs), receipts (including ADRs), certificates, or other securities issued or received in substitution, exchange, or conversion of, or otherwise representing, any of the shares described in clause (1) above (but excluding any common shares of the Company received upon the surrender or cancellation of any ADSs or ADRs).

“Share Kun-Pledge Agreement” means the share kun-pledge agreement to be entered into by and among, inter alios, the Borrower, the Lenders and the Security Agent in respect of the Shares (KR).

“Shareholder Loan” means an unsecured and subordinated credit (by way of loan, subscription of bonds or otherwise) provided by a shareholder of the Borrower to the Borrower that is subordinated to the Secured Obligations as to any payments (such that no payment will be made under the Shareholder Loan until the Termination Date unless otherwise expressly permitted under a Financing Document), declarations of events of default and proof of debt in the Borrower’s proceedings of the kind described in Section 15.1(5) (Insolvency), Section 15.1(6) (Insolvency Proceedings) and Section 15.1(10) (Creditors’ Process) pursuant to (i) an undertaking letter in form and substance which is substantially same as the Undertaking Letter or (ii) the terms and conditions of such credit (to the extent the Borrower provides the Facility Agent with (x) legal opinion from the Borrower’s counsel to the effect that such credit is subordinated to the Secured Obligations as set out in this definition in form and substance satisfactory to the Facility Agent and (y) a copy of the relevant credit agreement).

“Signing Date” means the date upon which this Agreement is executed by all the parties hereto.

Facility Agreement

“Subsidiary” means, in relation to any company or corporation, a company or corporation:

(1)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(2)	more than half the issued equity share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(3)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Termination Date” means the date on which all of the Secured Obligations have been unconditionally discharged in full and no Commitment remains available for the Drawdown.

“Total Commitments” means the aggregate of the Commitments of all the Lenders, being the total amount specified as such in Schedule I (Original Lenders and Commitments) at the date of this Agreement.

“Transaction Security” means the Security created or expressed to be created in favour of the Secured Parties pursuant to the Security Documents.

“Transfer Agreement” means a certificate substantially in the form set out in Exhibit B (Form of Transfer Agreement).

“Undertaking Letter” means an undertaking letter in the form set out in Exhibit C (Undertaking Letter).

“United States” or “U.S.” means the United States of America.

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Financing Documents.

“Upstream Proceeds” means any proceeds paid by the Company to the Borrower in the form of dividend payment or capital reduction, redemption, acquisition of treasury shares or any other arrangement having a similar effect in connection with the Capital Stock or repayment of shareholder credit (either by way of loan or subscription of bond) advanced by the Borrower to the Company.

1.2 Construction

(1)	In this Agreement, unless the context requires otherwise:

(a)

a “month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or (if there is no such numerically corresponding day or if a period starts on the last day in a calendar month) on the last day of such next calendar month;

Facility Agreement

(b)	“ordinary course of business” refers to the ordinary and usual course of normal operations of the business consistent with the existing customs, business practices and procedures in material respects;

(c)

“tax” includes any tax, levy, duty, charge, impost, fee, deduction or withholding of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing or other Governmental Authority and includes any interest, penalty or other charge payable in respect thereof and “taxation” shall be construed accordingly;

(d)	references to statutory provisions shall be construed as references to those provisions as replaced, amended, modified or re-enacted from time to time;

(e)	references to a time of day are references to Seoul, Korea time;

(f)	words importing the singular include the plural and vice versa and words importing a gender include every gender;

(g)	references to any agreement shall be construed as references to such document as the same may be amended, supplemented or novated from time to time; and

(h)	references to Sections, the Schedules and the Exhibits are to sections of and the schedules and the exhibits to this Agreement and references to this Agreement include the Schedules and the Exhibits.

(2)	Section headings are inserted for reference only and shall be ignored in construing this Agreement.

(3)

For the purposes of determining compliance with the basket amounts set out in Section 1.1 (Definitions) with respect to any amount not denominated in Korean Won, such amount shall be deemed to equal the equivalent amount in Korean Won as determined at the time of the relevant incurrence, Investment, guarantee or taking any other relevant action. No Event of Default or breach of any representation and warranty or undertaking under the Financing Documents shall arise merely as a result of a subsequent change in the Korean Won equivalent of any relevant amount due to fluctuations in exchange rates.

1.3 Successors and Assigns

The expressions “Borrower,” “Facility Agent,” “Security Agent,” “Mandated Lead Arranger” and “Lenders” shall, where the context permits, include their respective successors and permitted assigns.

Facility Agreement

1.4 Default and Event of Default

A Default or Event of Default is “continuing” if it has not been remedied or waived, and “continuance” has a corresponding meaning.

SECTION 2. THE FACILITY

2.1 Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a KRW bridge loan facility in an aggregate amount equal to the Total Commitments.

2.2 Purpose

(1)	The Borrower shall apply all amounts borrowed by it under the Facility towards:

(a)	financing the Acquisition Consideration;

(b)	the payment of the Acquisition Cost; and

(c)	the payment of interest, fees, costs and expenses relating to the Facility.

(2)	The Lenders shall not have any responsibility for the application of the proceeds by the Borrower.

2.3 Finance Parties’ Several Liability

The rights and obligations of each Finance Party hereunder are several and accordingly:

(1)

the amount at any time due and outstanding hereunder from the Borrower to a Finance Party shall be a separate and independent debt and each Finance Party shall be entitled to protect and enforce its respective rights arising out of this Agreement consistent in all respects with the terms of the Financing Documents; and

(2)

the failure of any Lender to perform its obligations hereunder shall not relieve any other Finance Party or the Borrower of any of its respective obligations, nor shall any Finance Party be responsible for the obligations of any other Lender.

SECTION 3. DRAWDOWN

3.1 Availability of Drawdown

Subject to the provisions of this Agreement, the Borrower may make only one (1) Drawdown under the Facility on any Seoul Business Day during the Availability Period, and such Drawdown shall be for an amount required by the Borrower for the purposes set out in Section 2.2 (Purpose), not exceeding the Total Commitments.

Facility Agreement

3.2 Conditions Precedent to the Drawdown

The obligations of the Lenders to make the Facility available to the Borrower on the Drawdown Date are subject to the satisfaction of each of the following conditions precedent and the receipt by the Facility Agent of each of the documents referred to below (all of which shall be in form and substance in the agreed form (or, where no agreed form exists, reasonably satisfactory to the Facility Agent) unless otherwise waived by the Facility Agent):

(1)

the Facility Agent shall have received, on or before receiving the Notice of Drawdown (or at such later time as specified in Schedule II (Conditions Precedent) or the Facility Agent may agree), all of the documents and evidence as set forth in Schedule II (Conditions Precedent ) and all other requirements thereof shall have been fulfilled;

(2)

the Facility Agent shall have received not later than two (2) Seoul Business Days (or such later time as the Facility Agent may agree) before the proposed Drawdown Date a duly completed and signed Notice of Drawdown;

(3)	the proposed Drawdown Date is a Seoul Business Day within the Availability Period;

(4)	no Default has occurred and is continuing (or would occur as a result of the proposed Drawdown being made);

(5)	no Material Adverse Effect has occurred and is continuing (or would occur as a result of the proposed Drawdown being made);

(6)	it is not unlawful for any Lender to fund its participation in the proposed Drawdown or for any Lender or the Borrower to perform its obligations under this Agreement; and

(7)

on the date of the Notice of Drawdown and on the Drawdown Date, all representations and warranties made or deemed to be made by the Borrower in the Financing Documents and certificates provided in connection with any of the Financing Documents shall be true and correct in all material respects with references to the facts and circumstances then subsisting.

Notwithstanding the foregoing, during the Certain Funds Period the Lenders shall not be entitled to refuse to make the Drawdown on the basis of paragraphs (4) and (7) above unless (i) a Major Default has occurred and is continuing (or would occur as a result of the proposed Drawdown being made) or (ii) any Major Representation is incorrect in any material respect.

3.3 Notice of Drawdown Irrevocable

A Notice of Drawdown shall be irrevocable unless otherwise agreed by the Facility Agent.

Facility Agreement

3.4 Lenders’ Participations

(1)	If the conditions set out in this Section 3 (Drawdown) have been met, each Lender shall make its participation in the Loan available on the Drawdown Date through its lending office.

(2)	The amount of each Lender’s participation in the Loan will be equal to the proportion borne by its Commitment to the Total Commitments immediately prior to making the Loan.

(3)	The Facility Agent shall promptly notify each Lender of the amount of the Loan and the amount of its participation therein.

3.5 Cancellation

(1)	Any part of any Facility not drawn down at 5:00 p.m. on the last day of the relevant Availability Period shall be immediately cancelled.

(2)	The Borrower may not reborrow any part of the Facility that is cancelled.

SECTION 4. INTEREST AND YIELD TO MATURITY

4.1 Interest

The Borrower shall be liable for interest on the Loan in accordance with the provisions of this Section 4.

4.2 Interest Period

The Interest Period in respect of the Loan shall commence on the Drawdown Date and end on the Maturity Date.

4.3 Interest Rate and Calculation

(1)

Except as otherwise provided in this Agreement, the rate of interest applicable to the Loan for the Interest Period shall be a rate per annum equal to the sum of (i) the Base Rate and (ii) the Margin; provided that, if the rate of interest determined in accordance with this Section is less than 5.30% per annum, the rate of interest on the Loan shall be deemed to be 5.30% per annum. The rate of interest shall be determined on the Interest Determination Date and, subject to Section 16.1 (Non-Payment), apply throughout the Interest Period.

(2)

Interest shall accrue from day to day, and be calculated on the basis of the actual number of days elapsed and a year of 365 days (366 days in a leap year), including the first day of the period during which it accrues but excluding the last, and shall be paid in arrears on the Interest Payment Date.

Facility Agreement

SECTION 5. REPAYMENT AND PREPAYMENT

5.1 Repayment of Loan

(1)	The Borrower shall repay the principal amount of the Loan (together with accrued interest and all other outstanding amounts under this Agreement) in full on the Maturity Date.

(2)	The Borrower may not reborrow any part of the Loan which is repaid.

5.2 Voluntary Prepayment

(1)	The Borrower may, at its option, prepay the Loan in whole or in part on any Seoul Business Day without any break fee on the following terms and conditions:

(a)

the Borrower shall give the Facility Agent at least five (5) Seoul Business Days’ prior written notice (or such shorter period as agreed by the Facility Agent (acting on the instruction of the Majority Lenders)) of its intent to prepay the Loan, which notice shall specify the amount and the proposed date of such prepayment; and

(b)

each such prepayment shall be either (i) in an aggregate principal amount of at least KRW 100,000,000 and if greater, in integral multiples of KRW 100,000,000 or (ii) the full amount of the Loan then outstanding.

(2)

If (i) any sum payable to any Lender by the Borrower is required to be increased under Section 10.2 (Tax Gross-up) or (ii) any Lender claims indemnification from the Borrower under Section 9.2 (Increased Cost) or Section 10.3 (Tax Indemnity), the Borrower may, at its option, prepay such Lender’s Pro Rata Share of the Loan (or procure the transfer of that Lender’s participation at par to another Lender willing to accept such transfer in accordance with Section 19.3 (Assignment or Transfer by the Lenders)), so long as the circumstance giving rise to the requirement or indemnification continues, on the following terms and conditions:

(a)

the Borrower shall give the Facility Agent at least five (5) Seoul Business Days’ prior written notice (or such shorter period as agreed by that Lender) of its intent to prepay such Lender’s Pro Rata Share (or give the Facility Agent notice of its intention to replace that Lender in accordance with Section 19.3 (Assignment or Transfer by the Lenders)), which notice shall specify the amount and the proposed date of such prepayment; and

(b)	such prepayment shall be the full amount of such Lender’s Pro Rata Share then outstanding (if such payment is made prior to the full discharge of the Secured Obligations).

(3)	Any notice of prepayment given by the Borrower under this Section 5.2 shall be irrevocable.

Facility Agreement

(4)

Any prepayment made by the Borrower under paragraph (1) or, with respect to all applicable Lenders, paragraph (2) of this Section 5.2 shall be applied in accordance with Section 7.8 (Pro Rata Treatment).

5.3 Mandatory Prepayment

Upon the occurrence of any of the following, the Borrower shall prepay the Loan for application in accordance with Section 7.8 (Pro Rata Treatment):

(1)

Disposal of Shares or Assets subject to Security. If the Borrower receives any proceeds from the Disposal of all or any part of the Shares or any other assets provided as Transaction Security in favour of the Secured Parties, such proceeds (after deducting any taxes, costs and expenses incurred or to be incurred by the Borrower in connection with such Disposal) shall immediately be deposited into the Repayment Account for application for mandatory prepayment which shall be made within three (3) Seoul Business Days of receipt thereof.

(2)

Upstream Proceeds. If the Borrower receives any Upstream Proceeds, such Upstream Proceeds (after deducting any taxes, costs and expenses incurred or to be incurred by the Borrower in connection with such Upstream Proceeds) shall immediately be deposited into the Repayment Account for application for mandatory prepayment which shall be made within three (3) Seoul Business Days of receipt thereof.

(3)

Issuance of New Capital Stock and Shareholder Loans. If the Borrower receives any proceeds from the issuance of new Capital Stock in the Borrower after the Drawdown Date or the borrowing of Shareholder Loans after the Drawdown Date, the Borrower shall ensure that such proceeds (after deducting any taxes, costs and expenses incurred or to be incurred by the Borrower in connection with such Capital Stock issuance or Shareholder Loans) shall immediately be deposited into the Repayment Account for application for mandatory prepayment which shall be made within three (3) Seoul Business Days of receipt thereof.

(4)

Debt Issuance. If the Borrower receives any proceeds of a Debt Issuance, the Borrower shall ensure that such proceeds (after deducting any taxes, costs and expenses incurred or to be incurred by the Borrower in connection with such Debt Issuance) shall immediately be deposited into the Repayment Account for application for mandatory prepayment which shall be made on the date of receipt thereof.

(5)

Recoveries under Acquisition Documents. If the Borrower receives any proceeds from any claims against the sellers or any other parties under the Acquisition Documents, the Borrower shall ensure that such proceeds (after deducting any taxes, costs and expenses incurred or to be incurred by the Borrower in connection with such recovery) shall immediately be deposited into the Repayment Account for the application for mandatory prepayment which shall be made within three (3) Seoul Business Days of receipt thereof; provided, that the Borrower shall not be required to apply such recovery proceeds for mandatory prepayment if such net proceeds are applied, or committed to be applied, to satisfy any liability or third party claim (including tax liability) of the Borrower or the Company or necessary to rectify the deficiency leading to such recovery.

Facility Agreement

In each of the foregoing cases, the Borrower shall give written notice to the Facility Agent on or prior to the date on which the relevant amount is deposited into the Repayment Account of the estimated amount and the proposed date of such prepayment.

5.4 Provisions Applicable to Prepayments

(1)	Any notice of prepayment given by the Borrower under any provision of this Agreement shall be irrevocable and the Borrower shall be bound to make the prepayment in accordance therewith.

(2)	The Borrower may not prepay the Loan or any part thereof except in accordance with this Agreement.

(3)	Amounts prepaid under the Facility may not be re-borrowed.

5.5 Payment of Additional Amounts

If the Loan or any part thereof is prepaid by the Borrower under any provision of this Agreement, the Borrower shall also pay to the Facility Agent for the account of each Lender, at the time of such prepayment, the interest accrued on the Loan up to the date of prepayment and all other sums due and payable by the Borrower to each Lender as a result of the Loan (or part thereof) being prepaid under this Agreement.

SECTION 6. FEES AND EXPENSES

6.1 Fees

The Borrower shall pay to the Finance Parties all fees (including, without limitation, an arrangement fee) in the amounts and at the times separately agreed upon in a Fee Letter signed between the Borrower and such Finance Parties.

6.2 No Refund

All fees paid hereunder shall not be refundable under any circumstances (other than the fees paid to the Facility Agent which has resigned in accordance with Section 18.10 (Resignation of the Facility Agent).

Facility Agreement

6.3 Expenses

(1)

Unless the Drawdown is not made by a reason attributable to the Lenders and/or the Mandated Lead Arranger, the Borrower shall, whether or not any Drawdown is made, pay to or reimburse the Mandated Lead Arranger and the Agents for its own account for all reasonable and documented costs, charges and expenses (including legal fees of one primary outside counsel and translation and other out-of-pocket expenses) incurred by it and for which receipts, invoices or other reasonable evidence of payments have been provided in connection with the following:

(a)	(in respect of the Mandated Lead Arranger only) the syndication of the Facility;

(b)	the negotiation, preparation, execution, delivery and (where relevant) registration of the Financing Documents and any other documentation required hereunder; and

(c)

any amendment to the Financing Documents and any inspection, calculation, approval, consent or waiver required to be conducted, made or given by any Secured Party pursuant to any provision of the Financing Documents, and, in the case of paragraphs (a) and (b) above, if the Borrower and the Mandated Lead Arranger and/or the Agents have entered into a separate agreement, the provisions of such separate agreement will prevail.

(2)

The Borrower shall make payment to or reimburse the Mandated Lead Arranger and the Agents pursuant to paragraph (1) of this Section 6.3 within twenty (20) Seoul Business Days of written demand and, in each case, the applicable Agent or Mandated Lead Arranger shall furnish the Borrower with copies of receipts, invoices and other supporting documents evidencing such costs, charges and expenses at the time such demand for reimbursement from the Borrower is made.

6.4 Enforcement Costs

The Borrower shall from time to time within twenty (20) Seoul Business Days of written demand pay to or reimburse the Mandated Lead Arranger, the Agents and each of the Lenders for all reasonable and documented costs, charges and expenses (including legal fees of one primary outside counsel and other out-of-pocket fees and expenses) incurred by it (i) in exercising any of its rights or powers under and consistent with the Financing Documents, (ii) in suing for or seeking to recover any sums due and payable but unpaid under and consistent with the Financing Documents, (iii) in otherwise preserving or enforcing its rights under and consistent with the Financing Documents or (iv) in defending any claims brought against it in respect of the Financing Documents (unless (a) such claim is brought by a Person (other than the Borrower) and (x) is caused by the gross negligence or willful misconduct of that Secured Party or Mandated Lead Arranger (or any employee or officer of that Secured Party or Mandated Lead Arranger) or (y) has resulted from a breach of the obligations of that Secured Party or Mandated Lead Arranger under this Agreement or any other Financing Document or (b) such claim is brought by the Borrower; provided that in the case of this clause (b), if the Lenders prevail in the proceeding for such claim brought by the Borrower, the Borrower shall promptly reimburse the relevant Lender, Mandated Lead Arranger or Agent for all reasonable and documented costs and expenses incurred by them in relation to such claim). Any Agent, Mandated Lead Arranger or the relevant Lender shall furnish the Borrower with copies of receipts, invoices and other supporting documents evidencing such enforcement costs and expenses at the time such demand for reimbursement from the Borrower is made.

Facility Agreement

6.5 Documentary Taxes

The Borrower shall pay all present and future stamp and other like duties and taxes and all notarial, registration, recording, legal and other like fees which are payable in respect of this Agreement and other Financing Documents and shall indemnify the Agents, the Mandated Lead Arranger and each of the Lenders against all liabilities, costs and expenses which may result from any default in paying such duties, taxes or fees when due and payable.

SECTION 7. PAYMENTS

7.1 Drawdown

Amounts to be advanced by the Lenders to the Borrower under this Agreement shall be made available to the Facility Agent not later than 2:00 p.m. (Seoul time) on the relevant Drawdown Date in immediately available funds to the account of the Facility Agent or to such other account as the Facility Agent may designate. The Facility Agent shall make available to the Borrower the amounts received by it by payment to the account(s) to be designated by the Borrower in the Notice of Drawdown by 3:00 p.m. (Seoul time) on the same day or at a later time otherwise agreed by the Borrower and the Facility Agent. The Borrower shall be deemed to have borrowed the relevant amount when such payment is made by the Facility Agent to the account designated by the Borrower.

7.2 Payments by the Borrower

(1)

The Borrower shall make each payment required to be made by it hereunder or under any other Financing Document (including, without limitation, the payment of principal of or interest on the Loan or any fee or other amount payable by the Borrower under this Agreement or any other Financing Documents but except to the extent otherwise provided therein) on or prior to 2:00 p.m. (Seoul time) or at a later time agreed by the Borrower and the Facility Agent, on the date when due, in immediately available funds, without set-off or counterclaim.

(2)

On each date on which the Borrower is required to make a payment under the Financing Documents, the Borrower shall make the same available to the Facility Agent (unless a contrary indication appears in the Financing Documents, including, without limitation, the payment pursuant to Sections 6.3 (Expenses), 6.4 (Enforcement Costs) and 17.1 (Indemnity)) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment. Payment shall be made to such account with such bank as the Facility Agent specifies.

Facility Agreement

7.3 Allocation of Receipts

Unless otherwise provided herein, if any amount received by the Facility Agent under a Financing Document (including the proceeds from the enforcement of any Transaction Security) is less than the full amount due, the Facility Agent shall apply such amount in the following order of priority:

(1)

first, pro rata to fees, costs, expenses and indemnities (including, without limitation, out-of-pocket expenses described in Section 6.3 (Expenses)) then due and payable to any Secured Party hereunder or under any other Financing Documents;

(2)

second, pro rata to fees, costs, charges and expenses incurred in the enforcement of the Security Documents and the realization of the Transaction Security created thereby or otherwise in connection therewith (including, without limitation, out-of-pocket expenses described in Section 6.4 (Enforcement Costs));

(3)	third, to default interest on any sums then due and payable with respect to the Loan under the Facility in accordance with the Pro Rata Share of each Lender;

(4)	fourth, to accrued interest on the Loan under the Facility then due and payable hereunder in accordance with the Pro Rata Share of each Lender; and

(5)	fifth, to principal of the Loan under the Facility then due and payable hereunder in accordance with the Pro Rata Share of each Lender.

7.4 Refunds

If the Facility Agent distributes to a Lender an amount which the Facility Agent has not (but should have) received from the Borrower, such Lender shall on request promptly refund such amount to the Facility Agent together with interest thereon for the relevant period at the rate certified by the Facility Agent to represent the cost to it of funding such amount for such period. If the Facility Agent distributes to a Lender an amount which is required to be repaid to the Borrower, such Lender shall on request promptly refund such amount to the Facility Agent together with such interest thereon (if any) as is required to be paid to the Borrower. If any Lender fails to fund its share of the Drawdown to the Facility Agent, the Facility Agent shall not be obligated to advance such Lender’s share of funds to the Borrower.

7.5 Business Days

If any sum would otherwise become due for payment on a day which is not a Seoul Business Day, that sum shall become due on the next following Seoul Business Day and interest shall be adjusted accordingly.

Facility Agreement

7.6 Evidence of Debt

The Facility Agent shall maintain on its books in accordance with its usual practice a set of accounts recording the amounts from time to time owing by the Borrower hereunder. In any legal proceeding and otherwise for the purposes of this Agreement the entries made in such accounts shall, in the absence of manifest error, be prima facie evidence as to the existence and amounts of the obligations of the Borrower recorded therein.

7.7 Certificate as Prima Facie Evidence

Where any provision of this Agreement and other Financing Documents provides that any Agent may certify or determine an amount or rate payable by the Borrower, a certificate by such Agent as to such amount or rate shall be prima facie evidence on the Borrower in the absence of manifest error.

7.8 Pro Rata Treatment

Except to the extent otherwise provided herein:

(1)

the Loans shall be made from the Lenders, each payment of fees under Section 6 (Fees and Expenses) shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Loan shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of the respective Commitments of each Lender;

(2)

each repayment or prepayment of principal of the Loan by the Borrower shall be made for the account of the Lenders in accordance with the Pro Rata Share of each Lender and Section 7.3 (Allocation of Receipts), provided that, any voluntary or mandatory prepayment shall be applied in the following order:

(a)	first, pro rata to any fee or commission due but unpaid hereunder or under any other Financing Documents;

(b)	second, pro rata to any accrued interest but unpaid under the Loan to be prepaid; and

(c)	third, pro rata to principal of the Loan under the Facility.

(3)

all proceeds which are collected pursuant to Section 15.2 (Rights and Remedies) shall be made for the account of the Lenders in accordance with the Pro Rata Share of each Lender and Section 7.3 (Allocation of Receipts); and

(4)	each payment of interest on the Loan by the Borrower shall be made for the account of the Lenders in accordance with the Pro Rata Share of each Lender and Section 7.3 (Allocation of Receipts).

Facility Agreement

SECTION 8. MARKET DISRUPTION AND ALTERNATIVE INTEREST RATE

8.1 Market Disruption

If a Market Disruption occurs in relation to the Loan at any time prior to the Maturity Date, then the Facility Agent shall notify the Borrower and the Lenders of such Market Disruption and, notwithstanding anything to the contrary in this Agreement, Section 8.2 (Substitute Interest Rate) shall apply to the Loan.

8.2 Substitute Interest Rate

If a Market Disruption occurs in relation to the Loan, the rate of interest applicable to the Loan for the period from (and including) the date of notification set forth in Section 8.1 to (and excluding) the earlier of (i) the date on which the Facility Agent confirms in writing that such Market Disruption has ceased and (ii) the Maturity Date shall be the rate which is the sum of:

(1)	the Margin; and

(2)

the rate per annum which shall be the rate notified by the Facility Agent as soon as practicable (but in any event before interest is due) to the Borrower to be that which represents as a percentage rate per annum the cost to the relevant Lenders of funding or maintaining from whatever sources they may reasonably select in good faith.

8.3 Alternative Rate

(1)

If a Market Disruption occurs in relation to the Loan, and the Facility Agent or the Borrower so requires, then the Facility Agent and the Borrower shall enter into good faith negotiations (for a period of not more than thirty (30) days) with a view to agreeing on an alternative rate for determining the rate of interest applicable to such Loan.

(2)	Any such alternative basis that is agreed shall, with the prior consent of the Majority Lenders, be binding on each party to this Agreement.

(3)

For the avoidance of doubt, in the event that no alternative basis is agreed at the end of the thirty (30) day period, the rate of interest shall continue to be determined in accordance with Section 8.2 (Substitute Interest Rate). If a Market Disruption ceases to be continuing, the rate of interest on the Loan shall revert to the rate calculated in accordance with Section 4.3 (Interest Rate and Calculation) on the Seoul Business Day immediately following the date on which the Facility Agent confirms in writing that such Market Disruption has ceased.

8.4 Prepayment

If an alternative rate is not so agreed pursuant to Section 8.3 (Alternative Rate), the Borrower may prepay, without incurring any penalties, the Loan to the Lender(s) claiming the occurrence of a Market Disruption (the “Affected Lenders”) by giving an irrevocable written notice to the Facility Agent, specifying a prepayment date which is not less than five (5) Seoul Business Days after such notice is given. On the specified date, the Borrower shall prepay the participations in the Loan of the Affected Lenders in full together with interest thereon for the period from the beginning of the Interest Period to the date of prepayment, calculated at the applicable rates as determined in accordance with Section 4.3 (Interest Rate and Calculation) and Section 8.2 (Substitute Interest Rate).

Facility Agreement

SECTION 9. CHANGE OF LAW OR CIRCUMSTANCES

9.1 Unlawfulness

If it becomes unlawful for any Lender to give effect to its obligations hereunder after such Lender becomes a Lender hereunder, such Lender shall promptly through the Facility Agent notify the Borrower, whereupon such Lender’s Commitment shall be cancelled and its obligation to maintain its Pro Rata Share in the Facilities shall cease. The Borrower shall, on the date specified by the Agent in the notice delivered to the Borrower or, if no such payment date is specified in the notice, on the date falling after five (5) Seoul Business Days from delivery of the notice, in each case being no earlier than the last day of any applicable grace period permitted by the relevant Applicable Law, prepay such Lender’s participation in the Loan (or procure the transfer of that Lender’s participation at par to another Lender willing to accept such transfer in accordance with Section 19.3 (Assignment or Transfer by the Lenders)) to the extent necessary to ensure compliance with the Applicable Law together with interest accrued thereon to the date of prepayment and any other moneys owing by the Borrower under this Agreement to such Lender.

9.2 Increased Cost

If a change in any Applicable Law (or in the interpretation or application thereof) or compliance by such Lender with such changes in Applicable Law after the Signing Date does or will:

(1)

subject such Lender to any tax or other payment with reference to sums payable by the Borrower under this Agreement (except (i) tax on such Lender’s overall net income in the jurisdiction of its principal office or lending office or such other jurisdiction where its overall net income would ordinarily (but for its entering into of this Agreement) be taxed or (ii) as referred to in Section 10 (Taxes and Other Deductions)) or oblige such Lender to forgo any interest receivable by it under this Agreement; or

(2)

impose on such Lender any other condition the effect of which is to (i) increase the cost to such Lender of participating in the Facility, including without limitation, increased costs resulting from complying with applicable capital adequacy requirements, or (ii) reduce the amount of any payment receivable by, or the effective return to, such Lender in respect of the Facility;

then, such affected Lender intending to make a claim pursuant to this Section 9.2 shall, as soon as reasonably practicable after becoming aware of the change giving rise to the claim, notify the Borrower through the Facility Agent, and the Borrower shall, within ten (10) Seoul Business Days of written demand, pay the Facility Agent for the account of such Lender such amounts as such

Facility Agreement

Lender may certify to be necessary to compensate it for such tax, payment, increased cost or reduction (each an “Increased Cost”), provided that such Lender shall provide a calculation of such Increased Cost as well as the receipts and other supporting documents describing the reason for such Increased Cost. Where such Increased Cost arises from circumstances contemplated above which affects such Lender’s business generally or the manner in which or extent to which such Lender allocates capital resources, such Lender shall be entitled to such Increased Cost as it determines and certifies that it is fairly allocable to its Pro Rata Share in the Facility.

Without prejudice to Section 10 (Taxes and Other Deductions), this Section 9.2 shall not apply to the extent any Increased Cost is: (1) attributable to a tax deduction required by law to be made by the Borrower, (2) compensated for by Section 10.3 (Tax Indemnity), (3) attributable to the breach by the relevant Lender of any law or regulation, (4) related to education taxes and contributions to Korea Credit Guarantee Fund, Korea Technology Credit Guarantee Fund or the Korea Agricultural and Fisheries Business Credit Guarantee Fund and similar levies and charges, (5) attributable to a FATCA Deduction required to be made by a Lender, (6) attributable to the implementation or application of or compliance with Basel II, (7) attributable to the implementation or application of, or compliance with, Basel III or any law or regulation that implements or applies Basel III or (8) not notified to the Facility Agent by the relevant Lender within six (6) months of such Lender becoming aware of the Increased Cost.

9.3 Mitigation by the Lender

(1)

Each Lender, after consultation with the Borrower, shall take all reasonable steps to mitigate (or remove the effect of) any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Section 9.1 (Unlawfulness), Section 9.2 (Increased Cost) or Section 10 (Taxes and Other Deductions), including, without limitation, transferring its rights and obligations under the Financing Documents to another Affiliate or lending office or to another financial institution acceptable to the Borrower and willing to participate in the Facility.

(2)	Paragraph (1) of this Section 9.3 does not in any way limit the obligations of the Borrower under the Financing Documents.

(3)

The Borrower shall indemnify each Lender for all costs and expenses reasonably incurred by such Lender as a result of steps taken by it under paragraph (1) of this Section 9.3 (including, without limitation, any and all costs and expenses incurred by the Lenders or the Agents in connection with the transfer of security interest over the Security) to the extent that such steps have been taken following consultation with the Borrower in relation thereto.

(4)

A Lender is not obliged to take any steps under paragraph (1) of this Section 9.3 if, in the opinion of such Lender (acting reasonably in good faith), to do so might have any adverse effect upon its business, operation or financial condition (other than any minor costs and expenses of an administrative nature).

Facility Agreement

SECTION 10. TAXES AND OTHER DEDUCTIONS

10.1 Payments to be Free and Clear

All sums payable by the Borrower under this Agreement shall be paid in full without any set-off, counterclaim, restriction or condition and free and clear of any tax, deductions or withholdings of any nature unless the Borrower is required to make such deduction or withholding under Applicable Law, without prejudice to the provision of Section 10.2 (Tax Gross-up).

10.2 Tax Gross-up

If the Borrower is required by any law or regulation to make any deduction or withholding of (on account of tax or other similar obligations) any payment from the account of the Facility Agent, Security Agent or any Lender (other than a FATCA Deduction), the Borrower shall, together with such payment, pay such additional amount as will ensure that the Facility Agent, Security Agent or such Lender receives (free and clear of any tax or other similar obligations, other than any taxes with respect to the Facility Agent, Security Agent or such Lender’s income) the full amount which it would have received if no such deduction or withholding had been required. The Borrower shall promptly upon demand by the Facility Agent or the Security Agent forward to the Facility Agent or Security Agent copies of official receipts or other evidence showing that the full amount of any such deduction or withholding has been paid over to the relevant taxation or other authority.

10.3 Tax Indemnity

Without prejudice to the provision of Section 10.2 (Tax Gross-up) above, if any Lender or any Agent on its behalf is required to make any payment on account of tax (not being (i) a tax on the overall net income of any of the Lenders or any Agent in the jurisdiction of its principal office or lending office or such other jurisdiction where its overall net income would ordinarily (but for its entering into this Agreement) be taxed, (ii) education taxes or (iii) those related to a FATCA Deduction required to be made by that Lender or Agent) or other similar obligations on or in relation to any sum received or receivable hereunder by such Lender or Agent on its behalf (including, without limitation, any sum received or receivable under this Section 10 or any liability in respect of any such payment is levied or assessed against such Lender or Agent on its behalf, the Borrower shall, upon demand of such Agent or Lender, promptly indemnify such Person against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith (other than any such interest, penalties or expenses incurred as a result of action or inaction of an Agent or a Lender).

10.4 Tax Credits

In the event that any payee under Section 10.2 (Tax Gross-up) or 10.3 (Tax Indemnity) actually receives the benefit of a tax credit, allowance or refund and such payee reasonably determines that such tax credit, allowance or refund is attributable to a deduction or withholding in respect of which the Borrower has paid an additional amount under Section 10.2 (Tax Gross-up) or 10.3 (Tax Indemnity) to such payee, then such payee shall reimburse the Borrower such part of such tax credit, allowance or refund as, in its reasonable discretion of such payee, will leave it (after such reimbursement) in a position which is no more and no less favorable than the position in which it would have been if such deduction, withholding, payment or liability had not been made or incurred.

Facility Agreement

10.5 FATCA Information

(1)	Subject to paragraph (2) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(a)	confirm to that other Party whether it is:

(i)	a FATCA Exempt Party; or

(ii)	not a FATCA Exempt Party;

(b)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(c)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(2)

If a Party confirms to another Party pursuant to paragraph (1)(a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(3)

Paragraph (1) above shall not oblige any Lender to do anything, and paragraph (1)(c) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(a)	any law or regulation;

(b)	any fiduciary duty; or

(c)	any duty of confidentiality.

(4)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (1)(a) or (1)(b) above (including, for the avoidance of doubt, where paragraph (3) above applies), then such Party shall be treated for the purposes of the Financing Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

Facility Agreement

10.6 FATCA Deduction

(1)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(2)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Borrower, the Facility Agent and the other Parties.

SECTION 11. REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to each Secured Party as follows as of the Signing Date:

11.1 Status

(1)	The Borrower:

(a)	is a company, duly incorporated, validly existing and in good standing under the laws of Korea;

(b)	has the power to own its assets and carry on its business as it is being conducted; and

(c)

is duly qualified, licensed and in good standing as a foreign company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and be in good standing where failure to do so would have a Material Adverse Effect.

(2)	The Company is a company, duly incorporated and validly existing under the laws of Korea.

(3)	DDI-US is a company, duly incorporated and validly existing under the laws of the State of Nevada.

11.2 Binding obligations

The obligations expressed to be assumed by it in each Financing Document are, subject to the Legal Reservations and the Perfection Requirements, legal, valid, binding and enforceable obligations.

Facility Agreement

11.3 Non-conflict with other obligations

The entry into and performance by it of, and its compliance with the terms and conditions of, the Financing Documents to which it is a party do not and will not conflict with:

(1)	any law or regulation applicable to it;

(2)	its constitutional documents; or

(3)	any agreement or instrument binding upon it,

to an extent which conflict could reasonably be expected to have a Material Adverse Effect.

11.4 Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of, the Financing Documents to which it is a party and the transactions required to be consummated (as at the time of making or being deemed to have made this representation) by those Financing Documents.

11.5 Validity and admissibility in evidence

Subject to the Legal Reservations, all Authorizations (other than the Perfection Requirements) required (as at the time of making or being deemed to have made this representation):

(1)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Financing Documents to which it is a party;

(2)	to make the Financing Documents to which it is a party admissible in evidence in each Relevant Jurisdiction; and

(3)	for it to carry on its business (other than those the failure to obtain which could not reasonably be expected to have a Material Adverse Effect),

have been obtained or effected and are in full force and effect.

11.6 Governing law and enforcement

Subject to the Legal Reservations, the choice of governing law of each of the Financing Documents will be recognized and enforced in each Relevant Jurisdiction.

11.7 No default

(1)	No Default is continuing or might reasonably be expected to result from the making of any Drawdown.

Facility Agreement

(2)

To the best of its knowledge and belief, no other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or the Company or to which any of its (or the Company’s) assets are subject which has would reasonably be expected to have a Material Adverse Effect.

11.8 No misleading information

Except as disclosed to the Facility Agent in writing prior to the Signing Date, to the best of its knowledge, belief and information:

(1)

all material factual written information provided by it to a Finance Party (taken as a whole) was true, complete and accurate and was not misleading in any material respects as at the date it was given in light of the circumstances under which such information was furnished, it being understood and agreed that for purposes of this Section 11.8, such information does not include projections (including financial estimates, forecasts and other forward-looking information) and information of a general economic or general industry nature; and

(2)

the projections (including financial estimates, forecasts and other forward-looking information) contained in the information referred to in paragraph (1) above were prepared in good faith based on assumptions believed by the preparer thereof to be reasonable at the time made, it being recognised that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

11.9 Financial statements

(1)

The financial statements of the Borrower and the Company most recently supplied to the Facility Agent were prepared in accordance with the Accounting Principles consistently applied save to the extent expressly disclosed in such financial statements.

(2)

The financial statements of the Borrower and the Company most recently supplied to the Facility Agent give a true and fair view of (if audited) or fairly represent (if unaudited) the financial condition and operations of the Borrower and the Company, respectively, during the relevant fiscal year save to the extent expressly disclosed in such financial statements.

11.10 Acquisition Documents

The Acquisition Documents (as amended to the extent permitted under this Agreement) contains all of the material terms of the arrangements between the sellers and/or other parties thereto and the Borrower in connection with the Acquisition.

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11.11 No proceedings pending or threatened

Except as disclosed to the Facility Agent or the Mandated Lead Arranger in writing prior to the Signing Date, no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, are reasonably likely to be adversely determined and if so adversely determined, could reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it.

11.12 Legal owner

(1)	It is the sole legal and beneficial owner of the Shares and other assets subject to the Transaction Security provided by it, free from any Security.

(2)

It has a good, valid and marketable title to, or valid leases or licenses of, and all appropriate Authorizations to use, the assets necessary to carry on its business as presently conducted, in each case to the extent the failure to do so would have a Material Adverse Effect.

11.13 Compliance with Law

It is in compliance with all Applicable Laws, regulations and orders including without limitation, tax laws and environmental laws, except where its failure to do so would not have a Material Adverse Effect.

11.14 Shares

The shares which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or on enforcement of the Transaction Security.

11.15 No Insolvency Actions

No corporate action or legal proceeding described in paragraph (a) of Section 15.1(6) (Insolvency Proceedings) has been taken or, to the knowledge of the Borrower, threatened in relation to the Borrower or, to the knowledge of the Borrower, the Company; and none of the circumstances described in Section 15.1(5) (Insolvency) applies to the Borrower and, to the knowledge of the Borrower, the Company.

11.16 Pari Passu Ranking

Its payment obligations under the Financing Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law and subject to the Legal Reservations.

Facility Agreement

11.17 Security and Priority of Claims

Subject to the Legal Reservations and the Perfection Requirements:

(1)	the Security Documents create or will create security interests in accordance with and subject to the terms and conditions of the Security Documents; and

(2)

the claims of the Secured Parties to the Security over which Security is expressed to be created in respect of the Secured Obligations under the Financing Documents to which the Borrower is a party will rank ahead of the claims of all its other creditors over such Security and to the extent that such Security is insufficient to satisfy the Secured Obligations then the remaining claims of any Secured Party against the Borrower under the Financing Documents will rank at least equally and ratably (pari passu) in point of priority and security with the claims of all its other unsecured and non-subordinated creditors.

11.18 Taxes

Each of the Borrower and, to the knowledge of the Borrower, the Company has filed or caused to be filed in a timely manner all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (i) taxes that are being contested in good faith by appropriate proceedings and for which such person has set aside on its books adequate reserves or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

11.19 No Filing or stamp taxes

It is not necessary under the law of its jurisdiction of incorporation that the Financing Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Financing Documents or the transactions contemplated by the Financing Documents except for stamp taxes in a nominal amount that are payable on each original of this Agreement that is executed in Korea.

11.20 Authorized Signatures

Any Person specified as its authorized signatory under Schedule II (Conditions Precedent) is authorized to sign Notices of Drawdown and other notices and certificates on its behalf.

11.21 Security and Financial Indebtedness

(1)	No Security exists over all or any of its assets subject to the Transaction Security.

(2)	It does not have any Financial Indebtedness outstanding other than any Permitted Financial Indebtedness.

The Repeating Representations shall be given and shall be deemed repeated by the Borrower, updated by reference to the circumstances then subsisting, on the Drawdown Date and each Corresponding Date (unless a particular date is specified, in which case such representation and warranty is made as of such specified date).

Facility Agreement

SECTION 12. INFORMATION UNDERTAKINGS

The undertakings in this Section 12 remain in force from the Signing Date for so long as any amount is outstanding under the Financing Documents or any Commitment is in force.

12.1 Financial statements

The Borrower shall supply (or cause to be supplied) to the Facility Agent:

(1)

in respect of the Borrower, as soon as the same become available, but in any event within ninety (90) days after the end of each fiscal year after the Drawdown Date, consolidated and unconsolidated financial statements of the Borrower (including the balance sheet and the related statement of operations and cash flows) for that fiscal year audited by a reputable accounting firm; provided that the financial statements required to be delivered pursuant to this clause shall be deemed to have been delivered if the financial statements of the Borrower for the relevant fiscal year are publicly filed and/or posted on the Data Analysis, Retrieval and Transfer System administered by the Financial Supervisory Service of Korea (“Dart”);

(2)

in respect of the Borrower, as soon as the same become available, but in any event within forty-five (45) days after the end of each fiscal half-year and each fiscal quarter after the Drawdown Date, consolidated and unconsolidated financial statements of the Borrower (including the balance sheet and the related statement of operations and cash flows) for that fiscal half-year or fiscal quarter, as applicable; provided that the financial statements required to be delivered pursuant to this clause shall be deemed delivered if such financial statements are publicly filed and/or posted on DART; and

(3)

in respect of the Company, as soon as the same become available, but in any event within ninety (90) days after the end of each fiscal year after the Drawdown Date, consolidated and unconsolidated financial statements of the Company (including the balance sheet and the related statement of operations and cash flows) for that fiscal year audited by a reputable accounting firm; provided that the financial statements required to be delivered pursuant to this clause shall be deemed delivered if such financial statements are publicly filed and/or posted on DART.

(4)

in respect of the Company, as soon as the same become available, but in any event within forty-five (45) days after the end of each fiscal half-year and each fiscal quarter after the Drawdown Date, consolidated and unconsolidated financial statements of the Company (including the balance sheet and the related statement of operations and cash flows) for that fiscal half-year or fiscal quarter, as applicable; provided that the financial statements required to be delivered pursuant to this clause shall be deemed delivered if such financial statements are publicly filed and/or posted on DART.

Facility Agreement

12.2 Requirements as to financial statements

(1)

The Borrower shall procure that each set of financial statements delivered pursuant to Section 12.1 (Financial statements) is prepared using Accounting Principles, accounting practices and financial reference periods applied on a consistent basis.

(2)

If there has been a change in Accounting Principles, the accounting practices or reference periods and the Facility Agent reasonably requests an explanation for such change, the Borrower shall provide such explanation.

12.3 Information: miscellaneous

The Borrower shall supply to the Facility Agent (in sufficient copies for all the Finance Parties, if the Facility Agent so requests):

(1)	all material documents dispatched by it to its creditors generally at the same time as they are dispatched (to the extent not previously delivered to the Facility Agent pursuant to this Agreement);

(2)

as soon as possible but in any event within ten (10) days after its becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, to the best knowledge of the Borrower, threatened in writing or pending against any Group Member, and which is reasonably likely to be adversely determined and if so adversely determined, is reasonably likely to have a Material Adverse Effect;

(3)	promptly, such information as the Security Agent may reasonably require about the assets subject to Transaction Security and compliance by the Borrower with the terms of any Security Documents;

(4)

promptly, such further information regarding the financial condition, business and operations of the Borrower or, in the event of a Material Adverse Effect, the Company, as any Finance Party (through the Facility Agent) may reasonably request (subject to Applicable Law and confidentiality obligations); and

(5)	promptly, notice of any change in authorized signatories of the Borrower accompanied by specimen signatures of any new authorized signatories.

12.4 Access to books and records

(1)	The Borrower shall keep books and records (with respect to itself and its business) in good order in all material respects.

(2)

The Borrower shall (and shall ensure that the Company will, to the extent permitted by Applicable Law) permit the Facility Agent (or any of its representatives or professional advisors), upon ten (10) Seoul Business Days’ prior notice to the Borrower and during regular business hours, to visit any of its offices and inspect any of its books and records.

Facility Agreement

12.5 Notification of default

The Borrower shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

12.6 “Know-Your-Customer” Check

(1)

The Borrower shall promptly, at the request of any Finance Party, supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of any “know-your-customer” checks or other similar checks required under any applicable law or regulation.

(2)

Each Lender must promptly, upon the request of the Facility Agent supply to, or procure the supply of, such documentation or other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary “know-your-customer” checks or other similar checks under any applicable law or regulation pursuant to the transactions contemplated in the Financing Documents.

SECTION 13. FINANCIAL COVENANTS

13.1 Definitions

In this Section 13:

“Aggregate Security Value” means, on any date of determination, the sum of:

(i)	the Market Value of the Shares; and

(ii)	the Cash Deposit Value.

“Cash Deposit Value” means, on any date of determination, the principal amount of cash standing to the credit of the Cash Deposit Account, including any accrued and unpaid interest held in such account.

“LTV Ratio” means, on any date of determination, the ratio (expressed as a percentage) of: (a) the aggregate principal amount outstanding of the Loan (minus the amount that is deposited into the Repayment Account to the extent such amount is required to be applied toward mandatory prepayment pursuant to Section 5.3 (Mandatory Prepayment)); to (b) the Aggregate Security Value.

Facility Agreement

“LTV Testing Date” means each of the Corresponding Date after the Drawdown Date ; provided that if any such date is not a Trading Day, the LTV Testing Date shall be the immediately succeeding Trading Day.

“Market Value of the Shares” means, on any LTV Testing Date or Re-Test Date, the aggregate value of the Shares subject to the Transaction Security at such date, calculated by multiplying:

(i)	the sum of (a) the total number of common shares of the Company constituting such Shares, multiplied by 20, and (b) the total number of Acquisition Shares constituting such Shares; by

(ii)

the average of the daily volume weighted average price of the ADSs on the Nasdaq Stock Market for each Trading Day during the period of one (1) month immediately preceding such LTV Testing Date or Re-Test Date, and converting into Korean Won at the basic exchange rate posted by the Seoul Money Brokerage Services on such LTV Testing Date or Re-Test Date.

“Re-Test Date” means (i) the last day of the LTV Cure Period, or (ii) the date of exercise of the LTV Cure Right, or (iii) any date on which a test of the LTV Ratio is performed at the request of the Borrower during the LTV Cure Period (as applicable).

“Trading Day” means a day on which the Nasdaq Stock Market is open for trading.

13.2 LTV Ratio

(1)

The Borrower shall ensure that the LTV Ratio calculated on each LTV Testing Date shall not exceed 70%; provided that, if (x) the ADSs are no longer listed on the NASDAQ Stock Market or (y) there are no ADSs outstanding, this Section shall cease to apply from the first LTV Testing Date immediately following (x) the date on which such delisting becomes effective or (y) the date on which no ADSs remain outstanding, as applicable.

(2)	If, on any LTV Testing Date, the LTV Ratio exceeds 70% (a “Breach of LTV Ratio”):

(a)

within twenty (20) Business Days after such LTV Testing Date (the “LTV Cure Period”), the Borrower shall have the right to cure a Breach of LTV Ratio by way of (x) issuance of its Capital Stock and/or borrowing of a Shareholder Loan, in each case to the extent the proceeds thereof are deposited into the Repayment Account to be applied toward the prepayment of the Loan or (y) the provision of additional Security in favor of the Secured Parties, in each case in compliance with Applicable Laws and Authorizations (the “LTV Cure Right”);

(b)	on any Re-Test Date, the LTV Ratio shall be recalculated to reflect:

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(i)

a decrease in the amount of the Loan (and for this purpose, the amount of the Loan shall be deemed to have been reduced by an aggregate amount of principal under the Facility prepaid with the amount of the proceeds additionally received by the Borrower and deposited into the Repayment Account) from the relevant LTV Testing Date to such Re-Test Date;

(ii)

an increase in the amount that is deposited into the Repayment Account to the extent such amount is required to be applied toward mandatory prepayment pursuant to Section 5.3 (Mandatory Prepayment); or

(iii)

an increase in the Aggregate Security Value resulting from any additional Security provided by or on behalf of the Borrower in favor of the Secured Parties from the relevant LTV Testing Date to such Re-Test Date

(c)

If the LTV Ratio so recalculated on the Re-Test Date (regardless of whether or not the Borrower has exercised the LTV Cure Right) is 70% or below, the LTV Ratio in relation to such LTV Testing Date shall be deemed to have been 70% or below and if such LTV Ratio is above 70%, an Event of Default shall occur at the end of such LTV Cure Period.

(d)	For the avoidance of doubt, a natural cure of the Breach of LTV Ratio, which is attributable to an increase in the Market Value of Shares, shall be permitted for purposes of this Section 13.2(2).

(3)

The Borrower shall provide the Agent with a certificate (the “Compliance Certificate (LTV)”) of the Borrower in respect of LTV Ratio certified by the representative director of the Borrower or its authorized officer setting out the computations as to compliance with Section 13.2 (LTV Ratio) substantially in the form of Exhibit D (Form of Compliance Certificate), and confirming as at the date of the Compliance Certificate (LTV), no Default is continuing (or if a Default is continuing, specify that Default and the steps being taken to remedy it), within five (5) Business Days from each LTV Testing Date and Re-Test Date.

SECTION 14. GENERAL UNDERTAKINGS

Until the Total Commitments have expired or been terminated and the principal of and interest on the Loan shall have been paid in full, the Borrower covenants and agrees with the Finance Parties that:

14.1 Authorizations

It shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorization required under any law or regulation of a Relevant Jurisdiction to:

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(1)	enable it to perform its obligations under the Financing Documents; and

(2)	ensure the legality, validity, enforceability or admissibility in evidence of any Financing Document.

14.2 Compliance with Applicable Law

It shall comply with all Applicable Laws applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

14.3 Restriction on Fundamental Changes

Other than pursuant to a Permitted Restructuring or as a result of a Permitted Restructuring:

(1)

it shall not (and shall ensure that the Company will not) enter into any amalgamation, demerger, spin-off, merger, consolidation, sale or transfer of all or a substantial part of its business or assets, or corporate reconstruction, provided that, for the avoidance of doubt, any disposal of treasury shares by the Borrower shall not constitute a sale or transfer of a substantial part of its assets to the extent that such disposal does not affect, encumber, or otherwise impair any Transaction Security; and

(2)	it shall not (and ensure that the Company will not) change its current form of organization in any material respect (unless required by Applicable Law), liquidate or dissolve itself.

14.4 Change of Business

It shall not (and shall ensure that the Company will not) make any substantial change to the general nature of its business from that carried on at the Signing Date.

14.5 Preservation of assets

It shall (and shall ensure that the Company will) maintain in good working order and condition (ordinary wear and tear excepted) all of its material assets necessary in the conduct of its business where failure to do so would reasonably be expected to have a Material Adverse Effect.

14.6 Acquisition Documents

It shall take all reasonable and practical steps to preserve and enforce its rights and pursue any claims and remedies arising under the Acquisition Documents to the extent that it believes (acting reasonably) that to do so is commercially advantageous and appropriate.

14.7 Negative pledge

It shall not create, incur, assume or permit to exist any Security on any property or asset now owned or hereafter acquired by it which is subject to the Transaction Security.

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14.8 Disposals

It shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to make or cause a Disposal of any asset subject to the Transaction Security, other than a Permitted Disposal.

14.9 Arm’s length basis

It shall not enter into any material transaction with any of its Affiliates other than on arm’s length terms or better.

14.10 Financial Indebtedness

It shall not incur any Financial Indebtedness, other than Permitted Financial Indebtedness.

14.11 Amendment of Constitutional Documents

It shall not (and shall ensure that the Company will not) amend or modify its constitutional documents if such amendment or modification would materially and adversely affect the interests of the Lenders, except as required by Applicable Law.

14.12 Taxes

It shall (and shall ensure that the Company will) pay and discharge all material Taxes imposed upon it or its assets by a Governmental Authority within the time period allowed without incurring penalties unless and only to the extent that:

(1)	such payment is being contested in good faith;

(2)	adequate reserves are being maintained for those Taxes to the extent required by applicable law or in accordance with Accounting Principles; or

(3)	where failure to pay those Taxes does not have or would not reasonably be expected to have a Material Adverse Effect.

14.13 Accounts

(1)	It shall open and maintain one or more Repayment Accounts and Cash Deposit Accounts with the Account Bank at all times unless it obtains the prior written consent of the Facility Agent.

(2)

It shall provide (i) a first priority Security over the Repayment Account in favor of the Secured Parties pursuant to the Account Kun-Pledge Agreement (Repayment) and (ii) a first priority Security over the Cash Deposit Accounts in favor of the Secured Parties pursuant to the Account Kun-Pledge Agreement (Deposit).

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(3)

On or after the Drawdown Date, it shall ensure that (i) the proceeds of any Loan and (ii) to the extent provided in Section 5.3 (Mandatory Prepayment) hereof, all other amounts to be received by it or for its account are deposited into the Repayment Account. No balance of the Repayment Account may be withdrawn without the consent of the Security Agent; provided that this restriction shall not apply to a withdrawal:

(a)	for the purpose of a mandatory prepayment in accordance with Section 5.3 (Mandatory Prepayment);

(b)	for the purpose of the payment of any amount due and payable under a Financing Document;

(c)

(in the case of any amount deposited in the Repayment Account not subject to the mandatory prepayment under Section 5.3 (Mandatory Prepayment)), for the purpose of the use of such amount as contemplated in Section 5.3 (Mandatory Prepayment); and

(d)	for the purpose of funding any Acquisition Consideration or Acquisition Cost referred to in Sections 2.2(1)(a) and 2.2(1)(b), in accordance with the procedure set out in Section (4) below.

(4)	Any withdrawal from the Repayment Account to fund any Acquisition Consideration or Acquisition Cost referred to in Sections 2.2(1)(a) and 2.2(1)(b) shall be subject to the following procedure:

(a)

the Borrower shall submit to the Security Agent a written withdrawal request accompanied by such evidence as the Security Agent may reasonably require to verify the amount and purpose of the proposed withdrawal (including, without limitation, settlement confirmation, payment instruction, or such other documentation evidencing the relevant Acquisition payment obligation) (the “Withdrawal Evidence”);

(b)

the Security Agent shall review the Withdrawal Evidence and, if reasonably satisfied that the proposed withdrawal is consistent with the purpose of the relevant utilized Loan, confirm its consent in writing within one (1) Seoul Business Day of receipt of the Withdrawal Evidence; and

(c)	the amount of each approved withdrawal shall not exceed the amount evidenced by the relevant Withdrawal Evidence.

(5)

On or after the Drawdown Date, it shall ensure that the balance of the Cash Deposit Account shall not be less than KRW 50,000,000,000 (or its equivalent in USD, converted into Korean Won at the basic exchange rate posted by the Seoul Money Brokerage Services on the date

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of determination) at all times until the Termination Date; provided that the maintenance of one or more Cash Deposit Accounts already held by the Borrower with an aggregate balance of not less than such amount (or its equivalent in USD, converted into Korean Won at the basic exchange rate posted by the Seoul Money Brokerage Services on the date of determination) shall satisfy this requirement. No balance of the Cash Deposit Account may be withdrawn without the consent of the Security Agent, unless the balance after such withdrawal is not less than KRW 50,000,000,000 (or its equivalent in USD, converted into Korean Won at the basic exchange rate posted by the Seoul Money Brokerage Services on the date of such withdrawal).

14.14 Application of proceeds

It shall apply all amounts borrowed by it under the Facility for the purposes set out in Section 2.2 (Purpose).

14.15 Year-end

It shall not (and shall ensure that the Company will not) change the last day of its fiscal year from December 31 without the prior written consent of the Majority Lenders (acting through the Facility Agent).

14.16 Priority of Security

Subject to the Legal Reservations and the Perfection Requirements, it shall ensure that the Secured Parties continue to have a first priority interest over the Transaction Security and shall take all actions necessary to ensure that the liens on the collateral held by the Secured Parties will have the priority specified in the Security Documents.

14.17 Conditions Subsequent

It shall provide each of the documents and evidence as set forth in Schedule III (Conditions Subsequent) which shall be in form and substance reasonably satisfactory to the Facility Agent.

14.18 Further Assurances

It shall use its reasonable efforts to furnish the Facility Agent with all such other documents and instruments and do all such other acts and things as the Facility Agent may reasonably require to ensure that the Lenders and the Agents preserve or maintain all their rights and benefits under the Financing Documents in a commercially reasonable manner.

14.19 Material Agreements

It shall not assign, terminate, amend, consent to any amendment or waive any rights under the Acquisition Documents or any material agreement to which it is a party without the prior written consent of the Majority Lenders (acting through the Facility Agent), if such action would materially and adversely affect the interests of the Lenders.

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14.20 Subordinated Debt

It shall not make any payments in respect of any Financial Indebtedness falling in paragraph (2) or (3) of the definition of the “Permitted Financial Indebtedness,” except as expressly permitted under the Financing Documents.

14.21 Intellectual Property

It shall (and shall ensure that the Company will):

(1)

preserve and maintain the subsistence, ownership and validity of all patents, trademarks, service marks, trade names, copyrights, franchises, formulas, licenses, and other intellectual property rights that are material in the context of its business and that are required by it in order to carry on its business as it is being conducted ; and

(2)	use commercially reasonable endeavours to prevent any infringement in any material respect of such intellectual property rights by any third party,

where, in each case, failure to do so would reasonably be expected to have a Material Adverse Effect.

14.22 Consolidated Net Cash

(1)	The Borrower shall ensure that the Consolidated Net Cash on each of the Testing Date (Net Cash) shall not be less than KRW 300,000,000,000.

(2)

Within forty-five (45) days after the end of each fiscal quarter after the Drawdown Date, the Borrower shall supply to the Facility Agent (i) the balance sheet of the Borrower as of the Testing Date reviewed by a reputable accounting firm, and (ii) a certificate (the “Compliance Certificate (Net Cash)”) of the Borrower certified by the representative director of the Borrower or its authorized officer setting out the computations as to compliance with this Section 14.22 (Consolidated Net Cash) substantially in the form of Exhibit D (Form of Compliance Certificate) as at the date at which the balance sheet was drawn up, and confirming as at the date of the Compliance Certificate (Net Cash), no Default is continuing (or if a Default is continuing, specify that Default and the steps being taken to remedy it); provided that the balance sheet required to be supplied pursuant to this clause shall be deemed delivered if such balance sheet is publicly filed and/or posted on DART.

(3)	For the purpose of this Section 14.22,

“Consolidated Net Cash” means the aggregate amount of cash and cash equivalents minus the total Financial Indebtedness of the Borrower and its Subsidiaries on a consolidated basis, calculated based on the balance sheet supplied to the Facility Agent pursuant to paragraph (2) above.

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“Testing Date (Net Cash)” means March 31, June 30, September 30 and December 31 of each year after the Drawdown Date.

14.23 Acquisition and Conversion of Shares (US)

(1)

The Borrower shall duly proceed with and complete the Acquisition of all outstanding Shares (US) in strict accordance with the terms of this Agreement, including but not limited to Schedule III (Conditions Subsequent) of this Agreement.

(2)

Promptly after the settlement of each and any acquisition of Shares (US), the Borrower shall request, or cause the relevant securities broker to request, the cancellation of such acquired Shares (US) (together with any Shares (US) carried forward pursuant to this Section) for the purpose of converting them into common shares of the Company, and shall procure that such common shares are credited to the Share Custody Account. No later than five (5) Seoul Business Days following the date of settlement of each and any acquisition of such Shares (US), the Borrower shall take all necessary corporate and legal actions to convert, or cause the conversion of, the maximum whole number of common shares of the Company obtainable from such acquired Shares (US) (together with any Shares (US) carried forward pursuant to this Section) into fully paid and non-assessable common shares of the Company; provided that if the number of Shares (US) so acquired (together with any Shares (US) carried forward from any prior acquisition) is not an exact multiple of the ADS-to-common-share conversion ratio then in effect, the remaining Shares (US) representing such fractional entitlement shall not be required to be cancelled or converted at such time and shall instead be credited to the Share Custody Account promptly after such settlement and carried forward and aggregated with Shares (US) acquired in any subsequent acquisition for purposes of determining the Borrower’s conversion obligation under this Section (the “Carry-Forward Mechanism”), and the Carry-Forward Mechanism shall apply, mutatis mutandis, throughout the term of this Agreement to each and every subsequent acquisition of Shares (US) hereunder.

SECTION 15. EVENTS OF DEFAULT

15.1 Events of Default

Each of the following events or occurrences shall constitute an Event of Default under this Agreement:

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(1)

Non-payment. The Borrower defaults in the payment of (a) principal when due and payable pursuant to the terms of the Financing Documents on it due date or (b) interest, any fee or other amounts due and payable pursuant to the terms of the Financing Documents within three (3) Seoul Business Days of its due date, unless (i) such default is caused by a Disruption Event and (ii) payment is made within three (3) Seoul Business Days of its due date.

(2)

Misrepresentation. Any representation, warranty or statement made or deemed to be made by the Borrower in the Financing Documents is or proves to have been incorrect or misleading in any material respect and such failure is not remediable or, if remediable, continues for a period of thirty (30) days after the earlier of (i) receipt by the Borrower of notice of such failure from the Facility Agent and (ii) the date on which the Borrower becomes aware of such failure.

(3)

Financial Covenants. The Borrower breaches a financial covenant as set forth in Section 13 (Financial Covenants) and fails to cure such breach of such covenant within the cure period specified therein.

(4)

Other Obligations. The Borrower fails to duly and punctually perform or observe any obligation or covenant made by it in the Financing Documents or any other documents executed thereunder, and such failure is not remediable or, if remediable, continues for a period of thirty (30) days after the earlier of (i) receipt by the Borrower of notice of such failure from the Facility Agent and (ii) the date on which the Borrower becomes aware of such failure.

(5)	Insolvency.

(a)

The Borrower or the Company is or deemed to or declared for the purpose of the Bankruptcy Law to be, unable or admits inability to pay its debts as they fall due (other than solely as a result of its balance sheet liabilities exceeding its balance sheet assets except where the same would result in the taking of any corporate action, legal proceedings, insolvency filing, cessation of trading or other procedure or steps referred to in Section 15.1(6) (Insolvency Proceedings) or 15.1(10) (Creditors’ Process) below) or suspends making payments on any of its debts or commences negotiations with one or more of its creditors (other than the Finance Parties) with a view to rescheduling any of its Financial Indebtedness, in each case by reason of actual or anticipated financial difficulties.

(b)	The value of the assets of the Borrower or the Company is less than its liabilities for the purpose of the Bankruptcy Law.

(c)	The Seoul Clearing House suspends or ceases to carry on any current account transaction of the Borrower or the Company.

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(d)	A moratorium is declared in respect of any indebtedness of the Borrower or the Company.

(6) Insolvency Proceedings.

Any corporate action or legal proceedings is taken (in the case of a frivolous and vexatious involuntary action, proceeding or procedure unless discharged within sixty (60) days) in relation to:

(a)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, judicial management, provisional supervision, reorganization or rehabilitation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower or the Company other than a solvent liquidation or reorganization of the Company;

(b)	the designation of the Company as a failing company ( (busil-ginghu-giup) in Korean) under the Corporate Restructuring Promotion Act of Korea;

(c)	a composition, assignment or arrangement with any creditor of the Borrower or the Company; or

(d)

the appointment of a liquidator (other than in respect of a solvent liquidation of the Company), receiver, administrator, administrative receiver, judicial manager, compulsory manager, provisional supervisor or other similar officer in respect of the Borrower or the Company or any of its material assets, or any analogous procedure is taken in any relevant jurisdiction.

(7)

Litigation. One or more final judgments are entered by a court of competent jurisdiction against the Borrower or the Company in an aggregate amount exceeding 5% of the consolidated total equity of the Borrower or its equivalent (in this paragraph, “final judgment” means a judgment of sufficient finality to be executed) and any action is legally taken by a creditor to attach or levy upon any assets of the Borrower or the Company to enforce any such judgment, and either (i) such judgment is not vacated, discharged or stayed (including where such judgment is bonded pending appeal or paid or otherwise settled) or (ii) in respect of such judgment, the Borrower does not confirm in writing to the Facility Agent that the amount thereof is fully covered by insurance provided by a carrier not disputing coverage, in each case within sixty (60) days after such judgment is entered.

(8)

Security Documents. Following completion of the relevant Perfection Requirements and subject to the Legal Reservations, any of the Security Documents ceases to give valid perfected Security purported to be created thereby.

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(9)

Cross-Default. The Borrower fails to discharge when due any other Financial Indebtedness (other than those under the Financing Documents) in an amount not less than 5% of the consolidated total equity of the Borrower or its equivalent within any originally applicable grace period, or such Financial Indebtedness of the Borrower is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however so described).

(10)

Creditors’ Process. Either (i) any order for provisional attachment, provisional disposition or other similar applications for the commencement of compulsory execution issued against a substantial part of the assets of the Borrower or the Company in an amount exceeding 5% of the consolidated total equity of the Borrower or its equivalent remains undismissed, undischarged or unbonded for a period of forty-five (45) days (or such longer period as may be agreed by the Facility Agent (acting on the instruction of the Majority Lenders)) from the day the notice of provisional attachment, provisional disposition, or application for the commencement of compulsory execution is issued, or (ii) any attachment, disposition or similar process is issued, or a compulsory execution process is commenced, against a substantial part of the assets of each of the Borrower or the Company separately in an amount exceeding 5% of the consolidated total equity of the Borrower or its equivalent, and such process remains undismissed or undischarged for a period of sixty (60) days.

(11)

Unlawfulness and Invalidity. It becomes unlawful for the Borrower to perform or comply with its material obligations under any Financing Document, unless such unlawfulness does not have a Material Adverse Effect or the relevant Financing Document is replaced with a substitute credit document satisfactory to the Facility Agent within thirty (30) days.

(12)

Expropriation. All or substantially all of the assets of the Group Members (taken as a whole) are seized, nationalized, expropriated or compulsorily acquired by, or by the order of, any Governmental Authority.

(13)	Conditions Subsequent. The Borrower fails to satisfy any of the conditions subsequent pursuant to Section 14.17 (Conditions Subsequent).

(14)

Cessation of Business. The Borrower or the Company suspends or ceases to carry on (or resolves to suspend or cease to carry on) all or substantially all of its business which could be expected to have a Material Adverse Effect.

(15)	Change of Control. A Change of Control occurs.

(16)

Audit Qualification. The auditor’s report of any annual financial statements of the Borrower or the Company, as applicable, to be delivered to the Facility Agent pursuant to Section 12.1 (Financial statements) contains a disclaimer of opinion ( (Uigyeon-geojol) in Korean), qualified opinion ( (Hanjung-uigyeon) in Korean) or adverse opinion ( (Bujeokjung-uigyeon) in Korean).

(17)

Company Cross-Acceleration. Any Financial Indebtedness of the Company owing to any other Person in an amount not less than 5% of the consolidated total equity of the Borrower is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however so described).

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(18)

Repudiation. The Borrower or the Company repudiates a Financing Document, the Acquisition Documents or any of the Transaction Security or evidences in writing an intention to repudiate such Financing Document, Acquisition Documents or Transaction Security.

(19)	Material Adverse Effect. An event or circumstance occurs which would reasonably be expected to have a Material Adverse Effect.

Notwithstanding the foregoing, in respect of the Company, each of the events specified in Sections 15.1(7), (10), (12), (14), (17) and (18) shall constitute an Event of Default only to the extent that such event has or would reasonably be expected to have a Material Adverse Effect.

15.2 Rights and Remedies

(1)

Upon the occurrence in relation to the Borrower of any Event of Default described in Section 15.1(5) (Insolvency) or Section 15.1(6) (Insolvency Proceedings), (i) the Total Commitments shall immediately be cancelled, and (ii) the unpaid principal amount of, and any and all accrued interest on, the Loan and any and all accrued fees and other Secured Obligations shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower.

(2)

Upon the occurrence and during the continuance of any Event of Default (other than an Event of Default described in Section 15.1(5) (Insolvency) or Section 15.1(6) (Insolvency Proceedings) in relation to the Borrower), the Facility Agent may, and shall if so directed by the Majority Lenders by written notice to the Borrower, (i) cancel the Total Commitments, whereupon they shall immediately be cancelled, and (ii) declare the unpaid principal amount of, and any and all accrued and unpaid interest on, the Loan and any and all accrued and unpaid fees and other Secured Obligations to be, and the same shall thereupon be, immediately due and payable on the date specified in such notice, with all additional interest from time to time accrued thereon and without presentation, demand, protest or other requirements of any kind (including valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower.

(3)

If (i) an Event of Default under this Agreement (other than an Event of Default in relation to the Borrower specified in Section 15.1(5) (Insolvency) or Section 15.1(6) (Insolvency Proceedings)) has occurred and is continuing and the Facility Agent has delivered notice to the Borrower in accordance with paragraph (2) of this Section 15.2 or (ii) an Event of Default in relation to the Borrower specified in Section 15.1(5) (Insolvency) or Section 15.1(6)

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(Insolvency Proceedings) has occurred and is continuing, the Facility Agent may, on behalf of the Lenders, exercise all of their respective rights under the Security Documents or under Applicable Law or otherwise (and all remedial provisions in the Security Documents are hereby incorporated by reference).

SECTION 16. DEFAULT INTEREST

16.1 Non-Payment

Notwithstanding any provision to the contrary provided herein, during any period when any principal of or interest on the Loan or any fee or other amount payable by the Borrower under this Agreement or any other Financing Documents is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, interest shall accrue on such overdue amount from and including the due date up to and excluding the date of actual payment, after as well as before judgment, at a rate per annum equal to the Default Interest Rate.

SECTION 17. INDEMNITIES

17.1 Indemnity

The Borrower shall indemnify each of the Secured Parties and their respective officers, directors, employees, representatives and agents (each an “Indemnitee”) against, and to hold each Indemnitee harmless from any and all actual losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of:

(a)

the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or any other transactions contemplated hereby;

(b)	the Loan or the use of the proceeds therefrom; or

(c)	any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto;

provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of, or from a material breach of any contract by, such Indemnitee, or to the extent a claim brought by the Borrower against such Indemnitee is finally adjudicated in the Borrower’s favour. All amounts due under this Section 17.1 shall be payable not later than fifteen (15) Business Days after written demand therefor.

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17.2 Pro Rata Sharing

(1)

If at any time any Lender (in its capacity as a Lender hereunder) receives any amount from the Borrower in respect of sums due from the Borrower hereunder (other than through the Facility Agent pursuant to Section 7.2 (Payments by the Borrower) or from an assignee, transferee or participant) whether by way of voluntary or involuntary payment, set-off, counterclaim, banker’s lien, litigation or otherwise, it will promptly pay to the Facility Agent the amount so received for distribution to the Lenders pro rata in accordance with their respective Pro Rata Shares in such amount. The Facility Agent shall treat such amount as if it were a payment by the Borrower directly to the Facility Agent on account of sums due from the Borrower hereunder so that, as between the Borrower and the Lender who originally received the amount, the amount shall not be treated as having been paid and such Lender shall retain all its rights against the Borrower or otherwise with respect to such amount (except to the extent of any sum received by it from such distribution by the Facility Agent). Notwithstanding the foregoing provisions of this Section, (i) no Lender shall be required to share any amount which it has received as a result of any legal proceedings commenced against the Borrower to recover sums owing to it under this Agreement with any other Lender which has a legal right to but does not join in such legal proceedings after having been given reasonable opportunity to do so and which does not commence and diligently pursue a separate action to enforce its rights against the Borrower and (ii) if any Lender is required to repay to the Borrower any part of an amount originally received by it from the Borrower and shared pursuant to this Section, the other Lenders shall make funds available to enable the Facility Agent to reimburse such Lender for the amount required to be repaid (less the appropriate portion of any sum which such Lender has received by way of distribution from the Facility Agent in respect of such amount).

(2)

Any Lender that defaults in its obligation to make a payment pursuant to this Section 17.2 shall pay interest to the Facility Agent for the account of the Lender(s) entitled to payment by such Lender, such interest to accrue on the amount of the payment in default to the date such payment is made by such Lender, to be payable on demand and to be calculated at a rate per annum equal to the interest rate or rates applicable during such period to the Loan of such Lender entitled to payment in respect of which a disproportionate payment was received, or, if no such Loan is then outstanding, equal to the rate determined by the Lender(s) entitled to payment to reflect its cost of funds (and a copy of the evidentiary documents in respect of such cost of funds shall be provided to the Facility Agent).

(3)

The Agents may from time to time (but shall not be required to) suggest (by written notice to the Lenders) such additional procedures or adjustments under this Section 17.2 not inconsistent with the express terms hereof, as they in their reasonable discretion may consider necessary or appropriate to effectuate the purposes of this Section 17.2, and any such suggestion that is consented to by the Majority Lenders shall be deemed adopted and shall be binding on all Lenders.

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(4)	The Borrower acknowledges, agrees and consents to the foregoing provisions of this Section 17.2.

SECTION 18. LENDERS, MANDATED LEAD ARRANGER AND THE AGENTS

18.1 Appointment

Each Lender hereby irrevocably appoints the Facility Agent to act as its agent for the purposes set out in this Agreement and the Security Documents and irrevocably authorizes the Facility Agent to take such action on its behalf and to exercise and enforce such rights, powers and discretions as are expressly or by implication delegated to the Facility Agent by the Lenders under the terms hereof and such rights, powers and discretions as are reasonably incidental thereto.

18.2 Scope of Duties

In respect of its duties and functions hereunder, the Facility Agent shall be considered to be acting solely as an agent of the Lenders in an administrative capacity and shall not be deemed a trustee or fiduciary of any Lender except as specified in this Agreement and the Security Documents or an agent, trustee or fiduciary of the Borrower for any purpose. The Facility Agent shall have no duties or obligations except those provided for in this Agreement and the Security Documents.

18.3 Specific Duties and Obligations of the Facility Agent

The Facility Agent shall:

(1)

promptly account to each Lender for its due proportion of all payments received by the Facility Agent from the Borrower or otherwise in connection with the Loan in accordance with the provisions of this Agreement;

(2)

promptly inform each Lender of (i) the contents of any document which the Facility Agent receives in respect of the Facility and which it considers to be material, and (ii) any Event of Default of which the Facility Agent has actual knowledge;

(3)

except as otherwise provided in this Agreement, take or refrain from taking any action in accordance with any lawful and proper instructions given to it by the Majority Lenders, and any such action taken or refrained from being taken shall be binding on all the Secured Parties;

(4)

obtain approval from the Majority Lenders before giving any notice or making any declaration under Section 15.2 (Rights and Remedies) or effecting any amendment or waiver under Section 22 (Amendments and Waivers); and

(5)	obtain approval from the Majority Lenders before giving any consent on matters requested by the Borrower.

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18.4 Rights and Powers

The Facility Agent may:

(1)	perform any of its duties and functions hereunder through its directors, officers, employees or agents;

(2)	engage and pay for the advice or services of lawyers, accountants or other experts or professional advisors as the Facility Agent may consider necessary or desirable and rely and act upon such advice;

(3)

not exercise any of its rights, powers and discretions unless and until instructed by the Majority Lenders and refrain from acting upon any instructions to commence legal proceedings until it has been indemnified or secured to its satisfaction against any liabilities, costs and expenses which it may incur;

(4)

not take any action which in its opinion would or might contravene any law in any relevant jurisdiction or render it liable to any Person and do all such things in its opinion necessary to comply with any such law;

(5)	assume that no Event of Default has occurred and that no party is in breach of its obligations under this Agreement unless the Facility Agent receives specific written notice to the contrary; and

(6)

be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, e-mail, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed or sent by the proper Person.

18.5 No Liability to the Lenders

The Facility Agent shall have no liability or obligation to any Lender:

(1)	as a result of any failure or delay by the Borrower in performing its respective obligations under this Agreement;

(2)

for the authorization, execution, legality, validity, enforceability, effectiveness, genuineness or sufficiency of this Agreement, the Security Documents or any other document relevant to this transaction, or for the accuracy of any representation, warranty or statement made in or in connection with this Agreement or for the accuracy or completeness of any information supplied by any Person;

(3)	to take any steps to ascertain whether an Event of Default has occurred or whether the Borrower is otherwise in breach of any of its obligations under this Agreement;

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(4)	to provide any credit or other information concerning the financial or other condition of the Borrower or any other party other than as expressly provided for herein; or

(5)

to account for any sum received by the Facility Agent (other than for the account of the Lenders) by way of fees or reimbursement of expenses in connection with this Agreement or for any benefit received by it arising out of any present or future banking or other relationship with the Borrower.

18.6 No Liability to the Borrower

The Facility Agent shall have no liability or obligation to the Borrower as a result of any failure or delay by any Lender or any other party in performing its respective obligations under this Agreement.

18.7 Liability and Indemnity

Neither the Facility Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken in connection with this Agreement unless resulting directly from gross negligence or willful misconduct. The Lenders shall indemnify the Facility Agent (to the extent not reimbursed by the Borrower) in proportion to their respective Pro Rata Shares in the Loan or, if there is no outstanding Loan, in proportion to their respective Pro Rata Share in the Commitments from and against all claims, actions, liabilities, damages, penalties, losses, costs and expenses (including legal fees) which the Facility Agent may incur in any way relating to or arising out of this Agreement or the Security Documents or any action taken or omitted by the Facility Agent in seeking to protect or enforce the rights of the Lenders and the Facility Agent or otherwise in connection with the Facility, unless and to the extent that any of the foregoing results directly from the Facility Agent’s gross negligence or willful misconduct.

18.8 Acknowledgement by Lenders

Each Lender acknowledges to and agrees with the Facility Agent that:

(1)

it has itself been and will continue to be solely responsible for making its own analysis of and investigations into the status, creditworthiness, prospects, business, operations, assets and condition of the Borrower and any other Person referred to herein and for making its own decisions as to the entering into or the taking or not taking of any action in connection with this transaction; and

(2)	it has not relied upon any representation or statement made by the Facility Agent as an inducement to its entering into this Agreement.

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18.9 Certifications by the Facility Agent

Where any provision of this Agreement provides that the Facility Agent may certify an amount or rate payable by any one or more Lenders, a certificate as to such amount or rate shall be conclusive and binding on each such Lender in the absence of manifest error.

18.10 Resignation of the Facility Agent

The Facility Agent may resign at any time by giving not less than ten (10) days’ prior written notice to the Lenders and the Borrower, and the Facility Agent’s resignation notice shall only take effect upon the appointment of and acceptance by a successor Facility Agent. The Majority Lenders shall have the right to appoint a successor Agent, but if they do not appoint a successor Facility Agent or the successor Facility Agent which is appointed by the Majority Lenders does not accept such appointment within the ten (10) day notice period, the retiring Facility Agent may appoint a bank located in Korea as the successor Facility Agent on their behalf. Upon such appointment and approval of the Lenders (which shall not be withheld unreasonably), the successor Facility Agent shall succeed to all the rights, powers and duties of the retiring Facility Agent and the retiring Facility Agent shall be discharged from any further duties and obligations hereunder. After any retiring Facility Agent’s resignation, Section 18.5 (No Liability to the Lenders), Section 18.6 (No Liability to the Borrower) and Section 18.7 (Liability and Indemnity) shall continue in effect in respect of any action taken or omitted to be taken by it while it was acting as the Facility Agent.

18.11 Facility Agent as Lender

The Facility Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise such rights and powers as if it were not acting as the Facility Agent under this Agreement.

18.12 Mandated Lead Arranger

The Mandated Lead Arranger shall have no duties or obligations under or in connection with this Agreement except as expressly provided herein. Sections 18.5 (No Liability to the Lenders), 18.6 (No Liability to the Borrower) and 18.8 (Acknowledgement by Lenders) shall (where relevant) apply for the benefit of the Mandated Lead Arranger as if references therein to the Facility Agent were references to the Mandated Lead Arranger.

18.13 Knowledge of Facility Agent

(1)

The Facility Agent shall not be treated as having actual knowledge of any matter outside of that which the Investment Banking Department of Korea Investment & Securities Co., Ltd. (or equivalent department of the Person for the time being acting as the Facility Agent) may become aware of.

(2)

If the Facility Agent shall not have received a written instruction from the Majority Lenders within ten (10) days after notifying an Event of Default to the Secured Parties, the Facility Agent may take such action or refrain from taking such action, but shall be under no duty to take or refrain from taking action, with respect to such Event of Default as the Facility Agent

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shall determine as advisable in the best interest of the Secured Parties and shall use the same degree of care and skill in connection therewith as a prudent Person would use under the circumstances in the conduct of his or her own affairs. In the absence of actual knowledge of an officer of the Investment Banking Department of Korea Investment & Securities Co., Ltd. or its equivalent of the Facility Agent, the Facility Agent shall not be deemed to have knowledge of any Event of Default unless notified in writing of such Event of Default by any other Party.

18.14 Security Agent

(1)

Each Lender hereby irrevocably appoints the Security Agent to act as its agent for the purposes set out in the Security Documents and irrevocably authorizes the Security Agent to take such action on its behalf and to exercise and enforce such rights, powers and discretions as are expressly or by implication delegated to the Security Agent by the Lenders under the terms of this Agreement and the Security Documents and such rights, powers and discretions as are reasonably incidental thereto.

(2)

In respect of its duties and functions under this Agreement and the Security Documents, the Security Agent shall be considered to be acting solely as an agent of the Lenders in an administrative capacity only and shall not be deemed a trustee or fiduciary of any Lender except as specified in this Agreement and the Security Documents or an agent, trustee or fiduciary of the Borrower for any purpose. The Security Agent shall have no duties or obligations except those provided for in this Agreement and the Security Documents.

(3)	Sections 18.4 (Rights and Powers) to 18.13 (Knowledge of Facility Agent) inclusive (other than Section 18.12 (Mandated Lead Arranger)) shall be applicable to the Security Agent mutatis mutandis.

SECTION 19. ASSIGNMENT AND LENDING OFFICES

19.1 Binding Agreement

This Agreement shall be binding upon and inure to the benefit of each party to this Agreement and each of its respective successors and assigns.

19.2 No Assignments and Transfers by the Borrower

The Borrower shall not be entitled to assign or transfer any of its rights, benefits or obligations hereunder.

19.3 Assignment or Transfer by the Lenders

(1)	General

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(a)

Any Lender (the “Assignor”) may, with the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed), assign or transfer (including by way of novation) to any Person (the “Assignee”) its rights and/or obligations under this Agreement, together with the relevant security rights under the Security Documents in relation thereto

(b)

The Borrower shall, from time to time, take all actions as may be necessary or the Facility Agent, the Assignor or the Assignee may reasonably request in order to perfect and complete such assignment or transfer.

(c)

If as a result of circumstances existing at the date of such assignment or transfer, the Borrower would be obliged to make a payment to the Assignee under Section 9 (Change of Law or Circumstances) or Section 10 (Taxes and Other Deductions), then the Assignee shall only be entitled (by reference to such circumstances so existing as at the date of such assignment or transfer or a continuation of such circumstances) to receive payment under those Sections to the same extent as the Assignor would have been if such assignment or transfer had not occurred.

(d)

The Borrower hereby irrevocably appoints the Facility Agent as its attorney in fact with full power and authority on its behalf and in its name to take all actions as may be necessary in order to effect any transfer by any Lender in accordance with this Section 19.3 (Assignment or Transfer by the Lenders).

(2)	Conditions of Assignment or Transfer

(a)

An assignment of the Assignor’s rights under the Security Documents corresponding to the rights hereunder assigned by the Assignor to the Assignee shall be effective if the conditions of assignment required by Applicable Law in relation to such rights under the Security Documents are satisfied; provided, that if any consent or other act of the Borrower in respect of any assignment of the Assignor’s right under the Security Documents is required by Applicable Law, the Borrower hereby consents to such assignment and agrees to do any act and execute and deliver any document required to perfect and complete such assignment.

(b)

Upon the assignment of the Assignor’s rights hereunder or the transfer of the Assignor’s rights and obligations hereunder, the Assignor shall deliver notice, with a fixed date stamp affixed thereon, to the Borrower in regard to the assignment of such rights under this Agreement.

(c)

The assignment of an Assignor’s rights hereunder or the transfer of an Assignor’s rights and obligations hereunder shall be effected when each of the Assignor and the Assignee (x) executes the Transfer Agreement relating thereto and (y) delivers a copy thereof to the Facility Agent (on behalf of the Borrower) together with a fixed date stamp duly affixed by a notary public of Korea or a post office of Korea.

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(d)

For the avoidance of doubt, in respect of a transfer of rights and obligations hereunder, the Borrower agrees that the Transfer Agreement shall be deemed to have been acknowledged and consented by the Borrower if the Transfer Agreement has been executed by the Facility Agent on behalf of the Borrower.

(3)	Transfer Agreement

Each of the Parties (other than the Facility Agent) irrevocably appoints the Facility Agent as its attorney in fact with full power and authority on its behalf and in its name to execute any Transfer Agreement (appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement) received by the Facility Agent. The Facility Agent shall deliver a copy of such Transfer Agreement to the other Parties.

(4)	Collateral Registration Costs

Subject to Section 9.3 (Mitigation by the Lender), the Borrower shall not be responsible for any costs or expenses incurred by the Lenders or the Agents for the registration of collateral to effect the transfer of security interest over the Security as a result of substitution of the Lender pursuant to this Section 19.3.

(5)

Anything in this Section to the contrary notwithstanding, no Lender may assign or transfer all or any part of its rights or obligations hereunder to the Borrower or any of its Affiliates without the prior written consent of each Lender.

(6)	On and after the date upon which an assignment or transfer takes effect pursuant to this Section 19.3:

(a)	the Assignee shall become a party to the Financing Documents, and shall assume the rights and/or obligations of the Assignor under the Financing Documents; and

(b)

the Assignor shall, to the extent of the loans being assigned or transferred, be released from its obligations under the Financing Documents; provided, however, that the Assignor shall continue to be entitled to the benefits of Section 9 (Change of Law or Circumstances), Section 10 (Taxes and Other Deductions) and Section 17 (Indemnities).

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19.4 Disclosure

Each of the Finance Parties shall keep confidential any information received from any member of the Group under this Agreement; provided that a Lender may disclose: (i) to its Affiliates, head office, other branch offices, professional advisors, auditors, insurance providers, service providers, and any transferee, assignee or potential transferee or assignee, in each case, on a confidential basis such information about the Group as such Lender shall reasonably consider appropriate; and (ii) to any relevant authorities and other Persons as required under Applicable Law. Each Finance Party hereby acknowledges that it is aware, and that it will advise such Finance Party’s representatives, that the applicable securities laws may prohibit any Person who has material, non-public information about the Company from purchasing or selling securities of the Company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities. Each Finance Party acknowledges that, in the course of its evaluation regarding a potential transaction, such Finance Party might have access to material, non-public information concerning the Company and/or its Affiliates. Accordingly, the Finance Parties shall not, and shall direct their representatives (and any person acting on behalf of or in concert with the Finance Parties) to not, trade in the securities of the Company (including any securities convertible into such securities, or any other right to acquire such securities) in violation of the applicable securities law.

19.5 Lending Offices

Each Lender shall act initially through its lending office and may act subsequently through any of its other offices as selected by it from time to time. A Lender shall promptly notify the Facility Agent of any change of its lending office.

SECTION 20. GOVERNING LAW AND JURISDICTION

20.1 Governing Law

This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of Korea.

20.2 Jurisdiction

The Seoul Central District Court has exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement. Any term of this clause is for the benefit of Lenders. As a result, no Lender shall be prevented from taking proceedings in relation to a dispute or concurrent proceedings in any other courts with jurisdiction.

SECTION 21. NOTICES

21.1 Delivery

Each notice, demand or other communication to be given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address, electronic mail or fax number as set forth in Schedule IV (Notification Addresses) (or such other address, electronic mail or fax number as the addressee has by five (5) Business Days’ prior written notice specified to the other parties hereto).

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21.2 Deemed Delivery

Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (i) if given or made by letter, when actually delivered to the relevant address, (ii) if given or made by electronic mail, when actually received in readable form and confirmation of receipt has been received by the sender, and (iii) if given or made by fax, when dispatched with a simultaneous confirmation of transmission stating that the correct number of pages has been sent and that such transmission is error free (or equivalent), provided that, if such day is not a working day in the place to which it is sent, such notice, demand or other communication shall be deemed delivered on the next following working day at such place.

21.3 Facility Agent

All communications between the Lenders and the Borrower in relation to the Financing Documents shall be made through the Facility Agent; provided that all communications between the Lenders and the Borrower in relation to the Security Documents shall be made through the Security Agent (with a copy to the Facility Agent).

SECTION 22. AMENDMENTS AND WAIVERS

22.1 Required consents

(1)

Any term of the Financing Documents (including Section 5.3 (Mandatory Prepayment)) (other than the Fee Letters which may be amended with the consent of the Borrower and each Finance Party to which it is a party) may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

(2)	The Facility Agent or, in respect of the Security Documents, the Security Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Section.

22.2 Exceptions

(1)	In any of the following cases, the consent of each directly and adversely affected Lender shall be required:

(a)	an increase in or an extension of any Commitment or the Total Commitments;

(b)	a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

(c)	an extension of the Availability Period or the date of payment of or redenomination of any amount under the Financing Documents;

(d)	any change in the currency of payment of any amount under the Financing Documents;

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(e)	the introduction of an additional loan, commitment, tranche or facility into the Financing Documents;

(f)	a waiver or reduction of mandatory prepayments that have become due for payment (but not otherwise an amendment or waiver relating to Section 5.3 (Mandatory Prepayment); and

(g)

any amendment or waiver of a term of a Financing Document that is consequential on, incidental to, or required to implement or reflect any of the amendments or waivers (including changes to Transaction Security) listed in paragraphs (a) to (f) above,

(2)	An amendment or waiver that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders” in Section 1.1 (Definitions);

(b)	(without prejudice to paragraph (c) below) a change to the Borrower under this Agreement;

(c)	any provision which expressly requires the consent of all the Lenders;

(d)	Section 2.3 (Finance Parties’ Several Liability), Section 19 (Assignment and Lending Offices) or this Section 22;

(e)	the manner in which the proceeds of enforcement of the Transaction Security are distributed; or

(f)

the release of any Transaction Security created pursuant to any Security Document except to the extent expressly permitted under any Financing Document, in which case, the Security Agent shall be authorized to release such Transaction Security, shall not be made without the prior consent of all the Lenders.

(3)

If any Lender fails to accept or to reject a request by or on behalf of the Borrower for a consent, waiver or amendment of or in relation to any of the terms of any Financing Document under the terms of this Agreement within fifteen (15) Seoul Business Days (unless the Borrower agrees to a longer time period in relation to any request or the Borrower specifies a longer period in the relevant request during which a Lender may respond) of that request being made, its Commitment and/or participation in the Drawdown then outstanding shall not be included for the purpose of calculating the Total Commitments or participations under the relevant Facility when ascertaining whether any relevant percentage of Total Commitments and/or participations has been obtained to approve that request.

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(4)

An amendment or waiver which relates to the rights or obligations of the Facility Agent, the Security Agent or the Mandated Lead Arranger may not be effected without the consent of the Facility Agent, the Security Agent or the Mandated Lead Arranger, as the case may be.

SECTION 23. MISCELLANEOUS

23.1 Term

The term of this Agreement shall commence on the date first set forth above and shall end on the Termination Date.

23.2 Entire Agreement

This Agreement and the other documents referred to herein constitute the entire obligations of the parties hereto and supersede any prior expressions of intent or understandings with respect to this transaction.

23.3 Replacement of Lenders

(1)	If any Lender becomes a Defaulting Lender or a Non-Consenting Lender, the Borrower may give the Facility Agent notice of its intention to replace that Lender in accordance with paragraph (4) below.

(2)

Upon the occurrence of the circumstance set out in paragraph (1) above, the Borrower may, on not less than five (5) Business Days’ prior notice to the Facility Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Section 19.3 (Assignment or Transfer by the Lenders) all (and not part only) of its rights and obligations under this Agreement for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loan, all accrued interest and other amounts payable in relation thereto under the Financing Documents.

(3)	The replacement of a Lender pursuant to paragraph (2) above shall be subject to the following conditions:

(a)	the Borrower shall have no right to replace the Facility Agent or the Security Agent (in each case, other than in its capacity as Lender);

(b)	neither the Facility Agent nor any Lender shall have any obligation to find a replacement Lender;

(c)

the replacement must take place no later than thirty (30) Business Days after (in the case of a Defaulting Lender) the date of the notice referred to in paragraph (2) above and (in the case of a Non-Consenting Lender) the date on which that Lender is deemed a Non-Consenting Lender;

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(d)	in no event shall the Lender replaced under paragraph (2) above be required to pay or surrender any of the fees received by such Lender pursuant to the Financing Documents;

(e)

the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (2) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer; and

(f)

in the case of replacements of Non-Consenting Lenders and Defaulting Lenders, the maximum aggregate amount of all such replacements shall not exceed an amount equal to 33.33% of the Total Commitments as of the Signing Date.

(4)

A Lender shall perform the checks described in paragraph (3)(e) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (2) above and shall notify the Facility Agent and the Borrower when it is satisfied that it has complied with those checks.

(5)

For so long as a Group Member (for the purpose of this paragraph, Group Member means the Borrower and its Subsidiary) beneficially owns a Commitment or has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated:

(a)

in ascertaining whether any given percentage of the Lenders or the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Financing Documents, such Commitment shall be deemed to be zero (0) provided that such consent, waiver, amendment or other vote is not detrimental substantially (in comparison to the other Lenders) to the rights and/or interests of the Group Member solely in its capacity as a Lender (and excluding its interests as a holder of equity in any Group Member (whether directly or indirectly)), and each Group Member upon becoming a Party expressly agrees and acknowledges that the operation of this Section 23.3 shall not of itself be so detrimental to it in comparison to the other Lenders or otherwise;

(b)

for the purposes of Section 22 (Amendments and Waivers), such Group Member or the Person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender; and

(c)	under no circumstances may such Group Member have any right to vote in relation to any enforcement in relation to the Transaction Security.

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23.4 Waiver; Cumulative Rights

The failure or delay of Agents or any Lender to require performance by the Borrower of any provision of this Agreement shall not affect its right to require performance of such provision nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Each and every right, power and remedy granted to the Agents and the Lenders hereunder or by law shall be cumulative and may be exercised in part or in whole from time to time.

23.5 Severability

If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any Applicable Law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

23.6 Set-Off

In addition to any rights now or hereafter granted under Applicable Law or otherwise, and not by way of limitation of any such rights, upon the acceleration of the Loan pursuant to Section 15.2 (Rights and Remedies), each of the Secured Parties is hereby authorized at any time or from time to time, with a written notice to the Borrower, to set-off any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness or obligations at any time held by or owing to the Borrower by such Secured Party to or for the credit or the account of the Borrower against and on account of the Secured Obligations of the Borrower then due and owing to such Secured Party under this Agreement or under any of the other Financing Documents.

23.7 Counterparts

This Agreement may be signed in any number of counterparts. Any single counterpart or a set of counterparts signed, in either case, by all parties hereto shall constitute a full and original agreement for all purposes.

23.8 Advisory Services on Corporate Acquisitions or Mergers

It is acknowledged by the Parties that the Loanis made based on the advisory services provided by the Mandated Lead Arranger in respect of the ‘Acquisition and that such advisory services fall within the scope of the corporate finance affairs as prescribed in Article 68(2) of the Enforcement Decree of the Financial Investment Services and Capital Markets Act of Korea.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized signatories as of the date first written above.

BORROWER

DOUBLEUGAMES CO., LTD.

By
Name: GA RHAM KIM
Title: Representative Director

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Signature Page

MANDATED LEAD ARRANGER

KOREA INVESTMENT & SECURITIES CO., LTD.

By
Name:
Title:

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Signature Page

ORIGINAL LENDER

KOREA INVESTMENT & SECURITIES CO., LTD.

By
Name:
Title:

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Signature Page

FACILITY AGENT

KOREA INVESTMENT & SECURITIES CO., LTD.

By
Name:
Title:

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Signature Page

SECURITY AGENT

KOREA INVESTMENT & SECURITIES CO., LTD.

By
Name:
Title:

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Signature Page

SCHEDULE I

ORIGINAL LENDERS AND COMMITMENTS

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Name of Lender	Facility Commitment (KRW)
KOREA INVESTMENT & SECURITIES CO., LTD.	300,000,000,000

Total	300,000,000,000

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SCHEDULE II

CONDITIONS PRECEDENT

I.	BORROWER

(1)	a certified copy of the articles of incorporation of the Borrower;

(2)	a commercial registry extract of the Borrower;

(3)

a certified copy of the resolutions of the board of directors of the Borrower approving and authorizing (i) the execution, delivery and performance of the Financing Documents and any other documents to be executed and delivered by the Borrower in relation thereto; and (ii) the execution, delivery and performance of the Acquisition Documents and any other documents to be executed and delivered by the Borrower in relation thereto;

(4)	if applicable, the power of attorney executed by the authorized person of the Borrower:

(a)	authorizing a specified Person or Persons to execute the Financing Documents on the Borrower’s behalf; and

(b)

authorizing a specified Person or Persons, on the Borrower’s behalf, to sign and/or despatch all documents and notices (including, if relevant, any Notice of Drawdown) to be signed and/or despatched by it under or in connection with the Financing Documents;

(5)

a seal impression certificate of the representative director of the Borrower and, if applicable, a specimen signature of each Person authorized by the power of attorney referred to in paragraph (4) above in respect of the Financing Documents;

(6)

a certificate of a representative director (or equivalent) of the Borrower dated the date of the Notice of Drawdown certifying each copy document specified in paragraphs I.(1) and (3) is correct, complete and in full force and effect and has not been further amended or superseded.

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II.	ACQUISITION

1.	A certified copy of the shareholders’ registry of the Company, showing the Borrower as the holder of the Existing Shares, free and clear of all Security (other than the Transaction Security).

2.	A certified copy of the executed Acquisition Documents.

3.

Copies of all material Authorizations of any Governmental Authority necessary for the consummation of the Acquisition, to the extent required to be completed prior to the Drawdown, including without limitation, a foreign exchange report (if applicable) to the relevant Governmental Authority.

4.

Legal opinion of legal counsel to the Borrower, in form and substance satisfactory to the Facility Agent, confirming that all regulatory procedures and Authorizations of any Governmental Authority required for the commencement of the Acquisition have been obtained and completed.

III.	FINANCING DOCUMENTS

1.

Each of the duly executed originals of the Financing Documents, each duly executed by the parties thereto (other than those Security Documents which shall be executed as conditions subsequent as contemplated in Schedule III (Conditions Subsequent)).

2.	With respect to the Share Custody Account Kun-Pledge Agreement, delivery of the following to the Security Agent:

(1)	a certificate evidencing the Share Custody Account (including a passbook or securities card in relation thereto); and

(2)

a copy of the consent of the relevant securities company regarding the creation of the pledge over the Share Custody Account with a fixed date stamp affixed thereon, in form and substance reasonably satisfactory to the Security Agent.

3.	With respect to the Share Kun-Pledge Agreement, delivery of the following to the Security Agent:

(1)	evidence that the Existing Shares have been deposited or credited to the Share Custody Account;

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(2)

evidence that the pledge of the Existing Shares in favor of the Secured Parties and the names of the Secured Parties as pledgees have been duly recorded in the electronic ledger of the Share Custody Account;

(3)

a power of attorney in substantially the form set out in the Share Kun-Pledge Agreement (permitting the Security Agent (acting on behalf of the Secured Parties) to sell and dispose of the Existing Shares and exercise the voting power in respect of the Existing Shares upon the occurrence of an Event of Default).

4.	With respect to the Account Kun-Pledge Agreement (Deposit), delivery of the following to the Security Agent:

(1)

a certificate of balance evidencing that the Cash Deposit Account holds no less than KRW 50,000,000,000 (or its equivalent in USD, converted into Korean Won at the basic exchange rate posted by the Seoul Money Brokerage Services on the date of determination);

(2)	a certificate evidencing the Cash Deposit Accounts (including a passbook, deposit certificate or certificate of account opening issued by the Account Bank);

(3)

evidence that all steps necessary for creation and perfection of the Security pursuant to the Account Kun-Pledge Agreement (Deposit) have been completed in accordance with the terms thereof, including a copy of the consent of the relevant Account Bank with a fixed date stamp affixed thereon or, where the Account Bank has executed the relevant Account Kun-Pledge Agreement, an original of such agreement executed by the Account Bank with a fixed date stamp affixed thereon.

IV.	LEGAL OPINIONS

1.	Legal opinion of Lee & Ko, Korean legal counsel to the Secured Parties in relation to the Financing Documents in respect of Korean law.

V.	OTHERS

1.	Evidence that the fees, costs and expenses then due from the Borrower pursuant to Section 6 (Fees and Expenses) have been paid or will be paid by the Drawdown Date.

2.	Evidence that the Repayment Account has been opened.

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SCHEDULE III

CONDITIONS SUBSEQUENT

1.	Share Kun-Pledge Agreement

Within five (5) Seoul Business Days from and including the date of each acquisition of any Shares (KR) other than the Existing Shares (or any Shares (KR) converted from Shares (US), the date of completion of such conversion)

(1)	executed copy of supplemental agreement relation of such Shares (KR) in the form set out in the Share Kun-Pledge Agreement;

(2)	evidence that such Shares (KR) have been deposited or credited to the Share Custody Account;

(3)

evidence that the pledge of such Shares (KR) in favor of the Secured Parties and the names of the Secured Parties as pledgees have been duly recorded in the relevant ledger(s) of the Share Custody Account; and

(4)

a power of attorney in substantially the form set out in the Share Kun-Pledge Agreement (permitting the Security Agent (acting on behalf the Secured Parties) to sell and dispose of such Shares (KR) and exercise the voting power in respect of such Shares (KR) upon the occurrence of an Event of Default).

2.	Account Kun-Pledge Agreement (Repayment)

Within five (5) Seoul Business Days from and including the Drawdown Date, delivery of the following to the Security Agent:

(1)	a certificate evidencing the Repayment Account (including a passbook, deposit certificate or certificate of account opening issued by the Account Bank); and

(2)

evidence that all steps necessary for creation and perfection of the Security pursuant to the Account Kun-Pledge Agreement (Repayment) have been completed in accordance with the terms thereof, including a copy of the consent of the relevant account bank with a fixed date stamp affixed thereon or, where the Account Bank has executed the relevant Account Kun-Pledge Agreement, an original of such agreement executed by the Account Bank with a fixed date stamp affixed thereon.

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3.	Use of Proceeds

Within five (5) Seoul Business Days from each settlement date of the Acquisition, evidence of the use of proceeds (including remittance confirmations to the tender agent or paying agent and account statements) in form and substance satisfactory to the Facility Agent, confirming that the proceeds of the Loan have been applied for the purposes contemplated under Section 2.2 (Purpose).

4.	Shares (US)

(1)

Within five (5) Seoul Business Days from and including the date of settlement of each acquisition of any Shares (US), evidence (including, but not limited to, a confirmation of completion of conversion issued by the relevant custodian and/or depositary) that the maximum whole number of common shares of the Company obtainable from such acquired Shares (US) (together with any Shares (US) carried forward pursuant to Section 14.23(2) (Acquisition and Conversion of Shares (US))) have been converted into common shares of the Company, together with a written confirmation of the number, if any, of Shares (US) carried forward pursuant to the Carry-Forward Mechanism as a result of such conversion and that such Shares (US) have been credited to the Share Custody Account; and

(2)

The acquisition and conversion of the Shares (US) shall proceed in strict adherence to the schedule set forth below. Any deviation from or change to this schedule is permitted on the condition that the Borrower promptly delivers a formal written notice of such change to both the Lender and the Security Agent prior to the expiration of the original scheduled date:

(a) Commencement of the Tender Offer: November 9, 2026 (New York City time).

(b) Expiration of the Tender Offer: the date falling twenty-one (21) business days (as defined in Rule 14d-1(g)(3) under the U.S. Securities Exchange Act of 1934, “U.S. Business Days”) after the commencement date referred to in paragraph (a), as such date may be extended (i) once, by up to ten (10) U.S. Business Days, at the election of the Borrower in accordance with the Acquisition Documents, and (ii) for the period required to respond to and resolve any comments from the U.S. Securities and Exchange Commission or as otherwise required by applicable law or in accordance with the Acquisition Documents.

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(c) Settlement of the Shares (US) validly tendered and accepted for payment in the Tender Offer: within seven (7) U.S. Business Days after the expiration date referred to in paragraph (b).

(d) Conversion of the Shares (US) so settled into common shares of the Company: within five (5) Seoul Business Days from and including the settlement date referred to in paragraph (c).

(e) Acquisition of the remaining outstanding Shares (US) (by way of squeeze-out, comprehensive share exchange or otherwise): on or before June 30, 2027.

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SCHEDULE IV

NOTIFICATION ADDRESSES

BORROWER

DOUBLEUGAMES CO., LTD.

Address:	16F, GFC, 152, Teheran-ro, Gangnam-gu, Seoul, Republic of Korea (06236)
Tel No.:	+82-2-501-7216
Fax No.:	+82-2-563-2988
Email:	mp@doubleugames.com
Attention:	Jaeyoung Choi

MANDATED LEAD ARRANGER

KOREA INVESTMENT & SECURITIES CO., LTD.

Address:	88, Uisadang-daero, Yeondeungpo-gu, Seoul, Korea
Tel No.:	02-3276-4471; 02-3276-5697; 02-3276-4178
Fax No.:	02-3276-4475
Email:	yh.cho@koreainvestment.com; yjm95@koreainvestment.com;
sanghuk610@koreainvestment.com
Attention:	Younghoon Cho; Jungmin Yu; Sanghuk Kim

FACILITY AGENT

KOREA INVESTMENT & SECURITIES CO., LTD.

Address:	88, Uisadang-daero, Yeondeungpo-gu, Seoul, Korea
Tel No.:	02-3276-4471; 02-3276-5697; 02-3276-4178
Fax No.:	02-3276-4475
Email:	yh.cho@koreainvestment.com; yjm95@koreainvestment.com;
sanghuk610@koreainvestment.com
Attention:	Younghoon Cho; Jungmin Yu; Sanghuk Kim

SECURITY AGENT

KOREA INVESTMENT & SECURITIES CO., LTD.

Address:	88, Uisadang-daero, Yeondeungpo-gu, Seoul, Korea
Tel No.:	02-3276-4471; 02-3276-5697; 02-3276-4178
Fax No.:	02-3276-4475
Email:	yh.cho@koreainvestment.com; yjm95@koreainvestment.com;
sanghuk610@koreainvestment.com
Attention:	Younghoon Cho; Jungmin Yu; Sanghuk Kim

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ORIGINAL LENDER

KOREA INVESTMENT & SECURITIES CO., LTD.

Address:	88, Uisadang-daero, Yeondeungpo-gu, Seoul, Korea
Tel No.:	02-3276-4471; 02-3276-5697; 02-3276-4178
Fax No.:	02-3276-4475
Email:	yh.cho@koreainvestment.com; yjm95@koreainvestment.com;
sanghuk610@koreainvestment.com
Attention:	Younghoon Cho; Jungmin Yu; Sanghuk Kim

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EXHIBIT A

FORM OF NOTICE OF DRAWDOWN

[date]

To:	KOREA INVESTMENT & SECURITIES CO., LTD.

as the Facility Agent for the Lenders

as defined in the Facility Agreement referred to below

Dear Sirs:

Re:	Facility Agreement dated November 9, 2026 (the “Facility Agreement”)

We refer to the above Facility Agreement. Pursuant to Section 3.2 (Conditions Precedent to the Drawdown) of the Facility Agreement, we hereby give notice that we wish to make a Drawdown under the Facility on [date] in the amount of KRW [Amount]. We hereby irrevocably and unconditionally authorize yourselves to transfer the proceeds of the Drawdown to the following account(s):

Account Bank: Korea Investment & Securities Co., Ltd. / Account No.: 81452681-01 (KRW account; Repayment Account)

We hereby certify to you that as of the date of this notice:

(1)	no Major Default has occurred which remains unwaived or unremedied or would result from the making of the Drawdown; and

(2)

Major Representations are true and correct and will be true and correct as of the Drawdown Date, in all material respects (except in the case of any representation and warranty which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be).

In the event there shall be any change to the foregoing before the Drawdown, we hereby undertake to inform you of such change by a written notice. If you do not receive such notice before the Drawdown, references above to the date of the Notice of the Drawdown shall be deemed as references to the Drawdown Date. Terms defined in the Facility Agreement shall have the same meanings when used in this notice.

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For and on behalf of

DOUBLEUGAMES CO., LTD.

By:
Name:
Title:

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EXHIBIT B

FORM OF TRANSFER AGREEMENT

This Transfer Agreement (the “Agreement”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Facility Agreement dated as of November 9, 2026 (the “Facility Agreement”) by and among DOUBLEUGAMES CO., LTD. as Borrower, the Mandated Lead Arranger (as defined therein), the Agents (as defined therein) and the Original Lenders (as defined therein), receipt of a copy of which is hereby acknowledged by the Assignee.

For an agreed consideration, the Assignor hereby irrevocably sells, assigns and transfers to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Facility Agreement, as of the Effective Date inserted by the Assignor as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Facility Agreement, the Security Documents and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below and (ii) to the extent permitted to be assigned under Applicable Laws, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Facility Agreement, the Security Documents and any other documents or instruments delivered pursuant thereto (the rights and obligations sold, assigned and transferred pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).

The Assignor and the Assignee agree that they will cooperate in order to effect the transfer of the security interest under the Security Documents as may be necessary pursuant hereto or as the Facility Agent may reasonably request, including executing a separate agreement relating to such transfer.

This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of Korea.

1. Assignor:	[ ]

2. Assignee:	[ ]

3. Borrower:	[ ]

4. Assigned Interest:	[ ]

5. Effective Date:	[ ]

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The terms set forth in this Agreement are hereby agreed to:

ASSIGNOR

[Name of Assignor]

By:
Title:
Date:

ASSIGNEE

[Name of Assignee]

By:
Title:
Date:

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Acknowledged by:

FACILITY AGENT

KOREA INVESTMENT & SECURITIES CO., LTD.

By:
Title:
Date:

[(only relevant in case of the transfer of an Assignor’s rights and obligations)]

Acknowledged and consented by:

BORROWER

DOUBLEUGAMES CO., LTD.

By:
Title:
Date:
[Fixed-date stamp]

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EXHIBIT C

UNDERTAKING LETTER

Date:

To:	KOREA INVESTMENT & SECURITIES CO., LTD.

as Facility Agent under the Facility Agreement (the “Facility Agent”) and each other Senior Creditors

Gentlemen:

We (the “Subordinated Lender”) refer to the Facility Agreement dated November 9, 2026, entered into between, among others, DOUBLEUGAMES CO., LTD. as borrower (the “Borrower”), the banks and financial institutions listed therein as lenders (the “Lenders”), KOREA INVESTMENT & SECURITIES CO., LTD. as security agent (the “Security Agent”) and the Facility Agent (together with the Lenders and the Security Agent, the “Senior Creditors”) (the “Facility Agreement”).

The capitalized terms used in this letter and not otherwise defined herein shall have the meanings given to them in the Facility Agreement.

We confirm and acknowledge that the Subordinated Lender has duly and properly executed a [name of relevant credit agreement] in an amount of [**] dated as of [**] entered into by and between the Subordinated Lender and the Borrower (as may be amended or modified from time to time, the “Subordinated Credit Agreement”). Notwithstanding anything to the contrary contained in the Subordinated Credit Agreement, the Subordinated Lender hereby agrees, undertakes and covenants to each of the Senior Creditors as set forth below.

1.

We agree and confirm that any and all our rights under the Subordinated Credit Agreement (the “Subordinated Claims”) shall be subordinated to the rights of the Senior Creditors (including any and all Secured Obligations) at all times until the termination of this letter.

2.	We agree and confirm that no Security has been granted by the Borrower under the Subordinated Credit Agreement to secure the Subordinated Claims.

3.

We agree that without the Facility Agent’s prior written consent (acting on the instruction of the Majority Lenders), except for those by a result of conversion or replacement of the Subordinated Claims into or with the Borrower’s Capital Stock or other credit extended by us to the Borrower (which shall be subordinated to all Secured Obligations pursuant to an Undertaking Letter), we shall not (i) demand or receive payment, prepayment or repayment

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in respect of the Subordinated Claims; (ii) discharge any outstanding Subordinated Claims by set-off; (iii) receive any Security or guarantee or other assurances against financial loss for, or in respect of, the Subordinated Claims; (iv) declare any event of default, accelerate or otherwise declare to be prematurely due and payable or exercise any of its rights and remedies in respect of such default under the Subordinated Credit Agreement, (v) petition or prove of debt in any proceeding of the kind described in Section 15.1(5) (Insolvency), Section 15.1(6) (Insolvency Proceedings) and Section 15.1(10) (Creditors’ Process) of the Facilities Agreement; or (vi) otherwise pursue any remedy for the recovery of the Subordinated Claims.

4.

In the event that the Subordinated Lender fails to comply with and perform the undertakings described in paragraphs 1, 2 and 3 and as a result of such failure, any of the Senior Creditors incurs any losses, claims, damages, liabilities or related expenses, the Subordinated Lender shall immediately indemnify such Senior Creditor in full for such losses, claims, damages, liabilities or related expenses.

This letter is rendered solely for the Senior Creditors’ benefit and may not be relied upon by any other Person for any purpose. This letter shall terminate on the Termination Date of the Facility Agreement.

This letter shall be governed by, and construed in accordance with, the laws of Korea. The Seoul Central District Court has an exclusive jurisdiction to settle any dispute arising out of or in connection with this letter. Any term of this clause is for the benefit of Lenders. As a result, no Lender shall be prevented from taking proceedings in relation to a dispute or concurrent proceedings in any other courts with jurisdiction.

Yours truly,

[**]

By
Name:
Title:

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EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

To:	KOREA INVESTMENT & SECURITIES CO., LTD. as Facility Agent

From:	DOUBLEUGAMES CO., LTD.

Dated:

Dear Sirs

Facility Agreement dated November 9, 2026 (the “Agreement”)

1.	We refer to the Agreement. This is a Compliance Certificate. Terms used in the Agreement shall have the same meaning in this Compliance Certificate.

2.	We confirm that: [Insert details of covenants to be certified including calculations]

3.	We confirm that we are not aware of any Default being continuing.

Signed:
Authorized Signatory
Of
DOUBLEUGAMES CO., LTD.

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